                                                                   EXHIBIT 10.25

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                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of March 29, 2002

                                      Among

                      NEXTERA ENTERPRISES, INC., as Company

                  FLEET NATIONAL BANK, as Administrative Agent,

                                       And

                             FLEET NATIONAL BANK and

                      BANK OF AMERICA, N.A., each as Lender


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

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
1.   Definitions; Certain Rules of Construction..............................................1
2.   The Credits............................................................................22
   2.1.   Revolving Credit..................................................................22
   2.2.   Term Loan.........................................................................23
   2.3.   Letters of Credit.................................................................24
   2.4.   Application of Proceeds...........................................................28
   2.5.   Intentionally Omitted.............................................................29
   2.6.   Intentionally Omitted.............................................................29
3.   Interest; Fees.........................................................................29
   3.1.   Interest..........................................................................29
   3.2.   Intentionally Omitted.............................................................29
   3.3.   Commitment Fees...................................................................29
   3.4.   Letter of Credit Fees.............................................................31
   3.5.   Changes in Circumstances; Yield Protection........................................31
   3.6.   Computations of Interest and Fees.................................................33
4.   Payment................................................................................33
   4.1.   (a)...............................................................................33
   4.2.   Contingent Required Prepayments...................................................34
   4.3.   Voluntary Prepayments.............................................................36
   4.4.   Letters of Credit.................................................................36
   4.5.   Reborrowing; Application of Payments, etc.........................................36
5.   Financial Consultant; Business Plan....................................................37
   5.1.   Financial Consultant..............................................................37
   5.2.   Business Plan.....................................................................37
6.   Lexecon Employee Extension.............................................................37
7.   Matters Relating to Junior Secured Indebtedness........................................38
   7.1.   Principal Amount..................................................................38
8.   Bonus Matters..........................................................................39
   8.1.   Bonus Obligations.................................................................39
   8.2.   Bonus Account.....................................................................39
   8.3.   Bonus Schedule Confidentiality....................................................40
9.   Conditions to Extending Credit.........................................................40
   9.1.   Conditions on Initial Closing Date................................................40
   9.2.   Conditions to Each Extension of Credit............................................42
10.  General Covenants......................................................................43
   10.1.    Taxes and Other Charges: Accounts Payable.......................................43
   10.2.    Conduct of Business, etc........................................................43
   10.3.    Insurance.......................................................................44
   10.4.    Financial Statements and Reports................................................45
   10.5.    Certain Financial Tests.........................................................50
   10.6.    Indebtedness....................................................................51
   10.7.    Guarantees; Letters of Credit...................................................52
   10.8.    Liens...........................................................................53

   10.9.    Investments and Acquisitions....................................................54
   10.10.   Distributions; Warrants; Issuance of Stock of the Company.......................55
   10.11.   Issuance of Stock of Company....................................................55
   10.12.   Asset Dispositions and Mergers..................................................57
   10.13.   Issuance of Stock by Subsidiaries; Subsidiary Distributions.....................58
   10.14.   Voluntary Prepayments of Other Indebtedness.....................................58
   10.15.   Derivative Contracts............................................................58
   10.16.   Negative Pledge Clauses.........................................................58
   10.17.   ERISA, etc......................................................................59
   10.18.   Transactions with Affiliates....................................................59
   10.19.   Restricted Operations of Cranberry Hill Capital.................................59
11.  Representations and Warranties.........................................................59
   11.1.    Organization and Business.......................................................59
   11.2.    Material Agreements.............................................................61
   11.3.    Agreements Relating to Financing Debt, Investments, etc.........................61
   11.4.    Changes in Condition............................................................61
   11.5.    Title to Assets.................................................................62
   11.6.    Operations in Conformity With Law, etc..........................................62
   11.7.    Litigation......................................................................62
   11.8.    Authorization and Enforceability................................................62
   11.9.    No Legal Obstacle to Agreements.................................................62
   11.10.   Defaults........................................................................63
   11.11.   Licenses, etc...................................................................63
   11.12.   Tax Returns.....................................................................64
   11.13.   Certain Business Representations................................................64
   11.14.   Pension Plans...................................................................64
   11.15.   Environmental Regulations.......................................................65
   11.16.   Government Regulation; Margin Stock.............................................65
   11.17.   Disclosure......................................................................66
12.  Defaults...............................................................................66
   12.1.    Events of Default...............................................................66
   12.2.    Certain Actions Following an Event of Default...................................69
   12.3.    Annulment of Defaults...........................................................70
   12.4.    Waivers.........................................................................71
13.  Expenses; Indemnity; Release of Claims.................................................71
   13.1.    Expenses........................................................................71
   13.2.    General Indemnity...............................................................72
   13.3.    Indemnity With Respect to Letters of Credit.....................................72
   13.4.    Release of Claims...............................................................72
14.  Operations; Agent......................................................................73
   14.1.    Interests in Credits............................................................73
   14.2.    Agent's Authority to Act, etc...................................................73
   14.3.    Company to Pay Agent, etc.......................................................73
   14.4.    Lender Operations for Advances, Letters of Credit, etc..........................73
   14.5.    Sharing of Payments, etc........................................................75
   14.6.    Agent's Resignation.............................................................76

   14.7.    Concerning the Agent............................................................76
   14.8.    Rights as a Lender..............................................................78
   14.9.    Independent Credit Decision.....................................................78
   14.10.   Indemnification.................................................................78
15.  Successors and Assigns; Lender Assignments and Participations..........................78
   15.1.    Assignments by Lenders..........................................................79
   15.2.    Credit Participants.............................................................81
   15.3.    Replacement of Lender...........................................................82
16.  Confidentiality........................................................................83
17.  Foreign Lenders........................................................................84
18.  Notices................................................................................84
19.  Amendments, Consents, Waivers, etc.....................................................84
   19.1.    Lender Consents for Amendments..................................................84
20.  General Provisions.....................................................................86
   20.1.    Defeasance......................................................................86
   20.2.    No Strict Construction..........................................................87
   20.3.    Certain Obligor Acknowledgments.................................................87
   20.4.    Venue; Service of Process; Certain Waivers......................................87
   20.5.    WAIVER OF JURY TRIAL............................................................88
   20.6.    Interpretation; Governing Law; etc..............................................88

                                    EXHIBITS

2.1.4          -      Revolving Note

2.2.4          -      Term Note

2.3.1(a)       -      Landlord Letter of Credit

9.1.5(a)       -      Subsidiary Guarantee

9.1.5(b)       -      Knowledge Universe Guaranty

9.1.7          -      Subordination Agreement

9.2.1          -      Officer's Certificate

10.4           -      Compliance Certificate

10.10.2(a)     -      Amended and Restated Warrant

10.10.2(b)     -      New Warrant

11.1           -      Company and its Subsidiaries

11.2           -      Material Agreements

11.3           -      Financing Debt, Certain Investments, etc.

11.7           -      Litigation

11.12          -      Tax Matters

11.14          -      Multi-employer and Defined Benefit Plans

11.15          -      Hazardous Material Sites

11.16.2        -      Margin Stock

14.1           -      Percentage Interests

15.1.1         -      Assignment and Acceptance

                                    SCHEDULES

A.      Bonus Schedule

B.      Lexecon Employee Extension (Schedule 6)

C.      Persumma Schedule (Schedule 9.1.11)

                            NEXTERA ENTERPRISES, INC.

                      AMENDED AND RESTATED CREDIT AGREEMENT

        This Agreement, dated as of March 29, 2002, is among Nextera Enterprises, Inc., a Delaware corporation (the "Company"), its subsidiaries from time to time party hereto (the "Subsidiaries"), the lenders from time to time party hereto (the "Lenders") and Fleet National Bank, both in its capacity as a Lender and in its capacity as administrative agent for the Lenders (the "Agent").

                                    RECITALS

        WHEREAS, the parties hereto entered into a Credit Agreement dated December 30, 1999 (as amended and modified, the "Prior Credit Agreement"), pursuant to which the Lenders extended certain credit facilities to the Company, and the parties desire that the Prior Credit Agreement be amended and restated in its entirety as set forth in this Agreement, provided that all other Credit Documents (as defined in the Prior Credit Agreement) shall remain valid and binding except as otherwise provided hereunder;

      WHEREAS, the Company has requested that Lenders enter into certain financing arrangements with the Company pursuant to which the Lenders may make loans and provide other financial accommodations to the Company; and

      WHEREAS, the Lenders are willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Certain Rules of Construction. Certain capitalized terms are used in this Agreement and in the other Credit Documents with the specific meanings defined below in this Section 1 or as defined elsewhere in this Agreement. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents and (h) references to "Dollars" or "$" mean United States Funds. References to "the date hereof" mean the date first set forth above.

        "Accumulated Benefit Obligations" means the actuarial present value of the accumulated benefit obligations under any Plan, calculated in accordance with Statement No. 87 of the Financial Accounting Standards Board.

        "Accrued Interest Waiver Conditions" means

        (a) the satisfaction of all Conditions On Initial Closing Date set forth
Section 9.1 of this Agreement;

        (b) the Company shall not become the subject of any proceeding under the Bankruptcy Code or any other insolvency, reorganization, liquidation, dissolution or similar proceeding at any time prior to Payment In Full of the Credit Obligations; and

        (c) the Payment In Full of the Credit Obligations on or before the Maturity Date.

        "Affected Lender" is defined in Section 15.3.

        "Affiliate" means, with respect to the Company (or any other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or such specified Person), and shall include (a) any officer or director or general partner of the Company (or such specified Person), (b) any Person of which the Company (or such specified Person) or any Affiliate (as defined in clause (a) above) of the Company (or such specified Person) shall, directly or indirectly, beneficially own either (i) at least ten percent (10%) of the outstanding equity securities having the general power to vote or (ii) at least ten percent (10%) of all equity interests or (c) any Person directly or indirectly controlling the Company (or such specified Person) through a management agreement, voting agreement or other contract.

        "Agency Fee" is defined in Section 3.3.3.

        "Agent" means Fleet National Bank in its capacity as administrative agent for the Lenders hereunder, as well as its successors and assigns in such capacity appointed pursuant to Section 14.6.

        "Agreed Percentage" is defined in Section 8.1.1.

        "Agreement" means this Amended and Restated Credit Agreement as from time to time amended, modified and in effect.

        "Applicable Rate" means the sum of

        (a) the Base Rate plus two percent (2%) per annum (provided, however, that the foregoing amount shall become the Base Rate plus one and one-half percent (1.5%) per annum if, and effective on the day of delivery, the Agent receives written evidence satisfactory to Agent in its discretion as to the completion of Lexecon Employee Extension);

plus (b) an additional two percent (2%) per annum effective upon the occurrence of any Event of Default and continuing until the earlier of such time as (i) such Event of Default is no longer continuing or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 12.3.

Notwithstanding the foregoing, the Applicable Rate shall be reduced by one-half of one percent (0.5%) per annum effective on the Banking Day on which the Agent receives the Company's audited financial statements for its fiscal year ended December 31, 2002 demonstrating compliance with all financial and other covenants and provisions to be performed or observed by the Company under this Agreement; provided, however, that such reduction shall be permanently eliminated effective on the day on which any Default or Event of Default occurs under this Agreement.

        "Assignee" is defined in Section 15.1.1.

        "Assignment and Acceptance" is defined in Section 15.1.1.

        "Banking Day" means any day other than Saturday, Sunday or a day on which banks in Boston, Massachusetts are authorized or required by law or other governmental action to close.

        "Bankruptcy Code" means Title 11 of the United States Code.

        "Bankruptcy Default" means an Event of Default referred to in Section 12.1.12.

        "Base Rate" means, on any date, the greater of (a) the rate of interest announced by Fleet at the Boston Office as its Base Rate or (b) the sum of one-half percent (1/2 %) per annum plus the Federal Funds Rate.

        "Bonus Schedule" means the Bonus Schedule of the Company dated March 22, 2002 and delivered to the Lenders on March 22, 2002.

        "Boston Office" means the principal banking office of Fleet in Boston, Massachusetts.

        "By-laws" means all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, all as from time to time in effect.

        "Cambridge Acquisition Note" means the promissory note dated January 10, 2000 of the Company in favor of Cambridge Economics, Inc. in the original principal amount of $2,100,000.

        "Capital Expenditures" means, for any period, amounts added or required to be added to the property, plant and equipment or other fixed assets account on the Consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP, including expenditures in respect of (a) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, leaseholds and any other real or personal property, (b) to the extent not included in clause (a) above, materials, contract labor and direct labor relating thereto (excluding amounts properly expensed as repairs and maintenance in accordance with GAAP) and (c) software development costs to the extent not expensed; provided, however, that Capital

Expenditures shall not include (i) the purchase price for the acquisition of another Person (or substantially all the assets of another Person) as a going concern permitted by Section 10.9 or (ii) expenditures made with the proceeds of condemnation awards or insurance claims.

        "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

        "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

        "Cash Equivalents" means:

               (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of nine months or less and issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

               (b) corporate obligations having a maturity of nine months or less and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

               (c) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or which is subject to a repurchase agreement with any Lender (or any other financial institution referred to in clause (a) above) exercisable within one year from the time of purchase and (ii) which, in the case of obligations of any state or municipality, is rated at least AAA by Moody's or AAA by S&P;

               (d) any mutual fund or other pooled investment vehicle rated at least AA by Moody's or AA by S&P which invests principally in obligations described above; and

               (e) any Investment by a Foreign Subsidiary in its local jurisdiction comparable to the items described above.

        "Cash Interest Payment" is defined in Section 10.10.1(b).

        "Cash Interest Payment Conditions" means, as to each particular Cash Interest Payment, each of the following:

               (a) immediately before and after giving effect to all Cash Interest Payments there is no Default or Event of Default which has occurred and is continuing under any Credit Document;

               (b) for any period, such Cash Interest Payment shall be payable no sooner than the day that is ten (10) Banking Days after the Lenders' receipt of any and all cash interest owing to them for the same period;

               (c) the Company shall have delivered to the Lenders a written certificate signed by the Chief Financial Officer of the Company which certifies that the Company is in compliance with the Certain Financial Tests set forth in Section 10.5 of this Agreement for the fiscal quarter immediately preceding the Banking Day on which such Cash Interest Payment shall be paid and, on a proforma basis, projects that the Company shall comply with such Certain Financial Tests for the quarter immediately succeeding the Banking Day on which such Cash Interest Payment shall be paid; provided, however, the Company shall be entitled to make-up payments that are one quarter in arrears, but only in the quarter immediately succeeding such missed payment and, only if the Company is then in compliance with the conditions set forth herein;

               (d) in any period, both before and after the payment of the Cash Interest Payment owing for such period, the Company's Total Debt Service Ratio shall be at least 1.4:1 as of the end of the most recent fiscal quarter of the Company;

               (e) the Company shall be in compliance with all financial and other covenants and provisions to be performed or observed by it under this Agreement or any other Credit Document immediately before and after giving effect to any such Cash Interest Payment;

               (f) in any period, after the payment of the Cash Interest Payment owing for such period and any cash interest owing to the Lenders for such period, the Company shall have a minimum of $1,500,000 of Cash Equivalents on hand (without respect to the Bonus Account);

               (g) the aggregate amount of all Cash Interest Payments paid on the Debentures shall not exceed an amount equal to (i) $1,200,000 in the aggregate for calendar year 2002; and (ii) $2,500,000 in the aggregate for calendar year 2003;

               (h) all Cash Interest Payments paid for the period after June 30, 2002 shall be transferred and delivered by the recipient(s) thereof to the Agent for the account of the Lenders if the Company becomes a debtor under the Bankruptcy Code or the subject of any insolvency, reorganization, liquidation, dissolution or other similar proceeding at any time prior to the date which is ninety (90) Banking Days after the Credit Obligations have been Paid In Full; provided, however, that the Lenders shall return to such recipient(s) any and all amounts in excess of the amount required to reimburse the Lenders for (i) any disgorgements made pursuant to any preference action or avoidance action or other proceeding; and (ii) the costs incurred by the Lenders in defending against any of the foregoing.

        "Cash Management Agreement" means any cash management master agreement entered into between the Agent and the Company from time to time, as from time to time in effect, including all schedules and addenda thereto, relating to cash management, sweep account and other similar services provided by the Agent to the Company.

        "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980.

        "Charter" means the articles of organization, certificate of incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

        "Class A Common Stock" means the Company's Class A common stock $0.001 par value per share.

        "Closing Date" means the Initial Closing Date and each other date on which any extension of credit is made pursuant to Sections 2.1, 2.2 or 2.3.

        "Code" means the federal Internal Revenue Code of 1986.

        "Commitment" means, with respect to any Lender, such Lender's obligations to extend the respective credits contemplated by Section 2 and its interests in such credits at any time outstanding. The original Commitments are set forth in Exhibit 14.1 and the subsequent Commitments are recorded from time to time in the Register.

        "Commitment Fee Rate" means, at any date, the sum of (a) the rate per annum equal to one-half of one percent (.50%) plus (b) an additional two percent (2%) per annum effective on the day the Agent provides written notice to the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 12.3.

        "Company" means Nextera Enterprises, Inc., a Delaware corporation.

        "Computation Covenants" means Sections 10.5, 10.6.7, 10.10.1(b) and 10.10.1(c).

        "Consolidated" and "Consolidating", when used with reference to any term, mean that term as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries.

        "Consolidated Current Assets" means, at any date, all amounts carried as current assets on the balance sheet of the Company and its Subsidiaries at such date determined in accordance with GAAP on a Consolidated basis but shall not include: (a) any prepaid expenses, including but not limited to rent, insurance, advertising, commissions, royalties, interest, or taxes; (b) any deferred tax asset included therein; and (c) the single-sum amount of the net assets of discontinued operations being held for sale reduced by the current assets of the said discontinued businesses.

        "Consolidated Current Liabilities" means, at any date, all amounts that are or should be carried as current liabilities on the balance sheet of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, including the current portion of all long-term Financing Debt.

        "Consolidated EBITDA" means, for any period, the total of:

               (a)    Consolidated Net Income;

        plus   (b)    all amounts deducted in computing such Consolidated Net
Income in respect of:

                      (i) depreciation and amortization and other non-recurring non-cash charges,

                      (ii)   interest expense, and

                      (iii)  taxes based upon or measured by net income,

        minus (c) all cash payments (excluding $2,675,000 for the Company's fiscal year ended December 31, 2002 and $720,000 for the Company's fiscal year ended December 31, 2003) made during such period on account of real estate restructuring transactions, reductions in force and facilities, and unfavorable equipment leases from discontinued operations;

        minus (d) all amounts included in Consolidated Net Income in respect of deferred income tax benefits and other non-cash income items.

        "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries, determined in accordance with GAAP on a Consolidated basis; provided, however, that Consolidated Net Income shall not include:

               (a) the income (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries;

               (b) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Company or such Subsidiary in the form of dividends or similar Distributions (except for subsections (d) and (e) of the term Distribution as defined herein) and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all Investments, regardless of the form thereof, made by the Company or any of its Subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

               (c) all amounts included in computing such net income (or loss) in respect of (i) the write-up of any asset on or after December 31, 2001 or (ii) the retirement of any Indebtedness or equity at less than face value after December 31, 2001;

               (d) extraordinary and nonrecurring gains;

               (e) the income of any Subsidiary to the extent the payment of such income in the form of a Distribution or repayment of Indebtedness to the Company or a Wholly Owned Subsidiary is not permitted, whether on account of any Charter or By-law restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary; and

               (f) any after-tax gains attributable to returned surplus assets of any Plan.

        "Consolidated Total Debt Service" means, for any period, the sum of all mandatory scheduled payments and prepayments with respect to Financing Debt of the Company and its Subsidiaries on a Consolidated basis.

        "Consolidated Total Senior Debt" means, at any date, all of the Credit Obligations owing by the Company and its Subsidiaries on a Consolidated basis.

        "Cranberry Hill Capital" means Cranberry Hill Capital, LLC, a Delaware limited liability company of which Nextera Business Performance Solutions, Inc. is the sole member.

        "Credit Documents" means:

               (a) this Agreement, the Notes, each Letter of Credit, each draft presented or accepted under a Letter of Credit, the Guarantee and Security Agreement, any Cash Management Agreement from time to time in effect, the Subordination Agreement, and any Hedge Agreement from time to time in effect provided by a Lender (or an Affiliate of a Lender) to the Company or any of its Subsidiaries, each as from time to time in effect; and

               (b) any other present or future agreement or instrument from time to time entered into among the Company, any of its Subsidiaries or any other Obligor, on one hand, and the Agent, any Letter of Credit Issuer or all the Lenders, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

        "Credit Obligations" means all present and future liabilities, obligations and Indebtedness of the Company, any of its Subsidiaries or any other Obligor owing to the Agent or any Lender (or any Affiliate of a Lender) under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, reimbursement obligations under Letters of Credit and any Hedge Agreement from time to time in effect provided by a Lender (or an Affiliate of a Lender), commitment fees, Letter of Credit fees, amounts provided for in Sections 3.5 and 9 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (all whether accruing before or after a Bankruptcy Default and regardless of whether allowed as a claim in bankruptcy or similar proceedings).

        "Credit Participant" is defined in Section 15.2.

        "Credit Security" means all assets now or from time to time hereafter subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to the Guarantee and Security Agreement or any other Credit Document) to secure the payment or performance of any of the Credit Obligations on a pari passu basis, including the assets described in Section 3.1 of the Guarantee and Security Agreement.

        "Currency Exchange Agreement" means any currency swap, foreign exchange contract or similar arrangement providing for protection against fluctuations in currency exchange rates, either generally or under specific contingencies.

        "Debentures" means the various debentures owed by the Company to certain individuals and affiliates of Knowledge Universe or its respective successors or assigns, in the aggregate principal amount of $23,093,441.20 as of the date hereof, all as amended and modified through the date hereof and previously furnished to the Agent, with such subsequent amendments and modifications as are entered into in accordance with Section 10.2.4.

        "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default, including the filing against the Company, any of its Subsidiaries or any other Obligor of a petition commencing an involuntary case under the Bankruptcy Code.

        "Delinquency Period" is defined in Section 14.4.4.

        "Delinquent Payment" is defined in Section 14.4.4.

        "Distribution" means, with respect to the Company (or other specified Person):

               (a) the declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock of or other equity interests in the Company (or such specified Person);

               (b) the purchase, redemption or other retirement for value of any shares of any class of capital stock of or other equity interest in the Company (or such specified Person) or any of its Subsidiaries, or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or corporate parent or otherwise;

               (c) any other distribution on or in respect of any shares of any class of capital stock of or equity or other beneficial interest in the Company (or such specified Person);

               (d) any payment of principal or interest with respect to, or any purchase, redemption or defeasance of, any Financing Debt of the Company (or such specified Person) or any of its Subsidiaries which by its terms or the terms of any agreement is subordinated to the payment of the Credit Obligations; and

               (e) any payment, loan or advance by the Company (or such specified Person) to, or any other Investment by the Company (or such specified Person) in, the holder of any shares of any class of capital stock of or equity interest in the Company (or such specified Person) or any of its Subsidiaries, or any Affiliate of such holder (including the payment of management and transaction fees and expenses);

provided, however, that the term "Distribution" shall not include (i) dividends payable in perpetual common stock of or other similar equity interests in the Company (or such specified Person) or (ii) payments in the ordinary course of business in respect of (A) reasonable compensation paid to employees, officers and directors, (B) advances and reimbursements to employees for travel expenses, drawing accounts, relocation costs and similar expenditures or (C) payments or accounts payable, in each case for services rendered or goods sold by, non-Affiliates that own capital stock of or other equity interests in the Company (or such specified Person) or any of its Subsidiaries.

        "Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

        "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender,
(c) a Related Fund and (d) subject to the prior approval of the Agent, such approval by the Agent not to be unreasonably withheld or delayed:

                      (i) a commercial bank organized under the laws of the
               United States of America, or any state thereof, and having total assets in excess of $1,000,000,000;

                      (ii) a savings and loan association or savings bank
               organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $1,000,000,000;

                      (iii) a commercial bank organized under the laws of any
               other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States of America;

                      (iv) the central bank of any country that is a member of
               the Organization for Economic Cooperation and Development; and

                      (v) a finance company, insurance company or other
               financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000;

provided, however, that (A) no Person shall qualify as an Eligible Assignee with respect to assignments of obligations or Commitments in connection with Letters of Credit unless such Person qualifies under clauses (d)(i) or (d)(iii) above and (B) no Obligor or Affiliate of an Obligor shall qualify as an Eligible Assignee under any circumstances.

        "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including the federal Occupational Health and Safety Act.

        "ERISA" means the federal Employee Retirement Income Security Act of
1974.

        "ERISA Group Person" means the Company, any of its Subsidiaries and any Person which is a member of the controlled group or under common control with the Company or any of its Subsidiaries within the meaning of Section 414 of the Code or Section 4001(a)(14) of ERISA.

        "Event of Default" is defined in Section 12.1.

        "Exchange Act" means the federal Securities Exchange Act of 1934.

        "Facility Fee" is defined in Section 3.3.2.

        "Federal Funds Rate" means, for any day, the rate equal to the weighted average (rounded upward to the nearest one-sixteenth of one percent (1/16%)) of
(a) the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking Day) by the Federal Reserve Bank of New York or
(b) if such rate is not so published for such Banking Day, quotations received by the Agent from three federal funds brokers of recognized standing selected by the Agent. Each determination by the Agent of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

        "Financial Consultant" is defined in Section 5.

        "Financial Officer" of the Company (or other specified Person) means its chief executive officer, chief financial officer, chief operating officer, chairman, president, treasurer, controller or any of its vice presidents whose primary responsibility is for its financial affairs, in each case whose incumbency and signatures have been certified to the Agent by the secretary or other appropriate attesting officer of the Company (or such specified Person).

        "Financing Debt" means each of the items described in clauses (a) through (f) of the definition of the term "Indebtedness" and, without duplication, any Guarantees of such items.

        "Fleet" means Fleet National Bank.

        "Foreign Subsidiary" means each Subsidiary that is organized under the laws of, and conducting its business primarily in a jurisdiction outside of, the United States of America and that is not domesticated or dually incorporated under the laws of the United States of America or the states thereof.

        "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board; provided, however, that (a) for purposes of compliance with Section 10 (other than

Section 10.4) and the related definitions, "GAAP" means such principles as in effect on December 31, 2001 as applied by the Company and its Subsidiaries in the preparation of the most recent annual statements referred to in Section 7.2.l(a), and consistently followed, without giving effect to any subsequent changes thereto and (b) in the event of a change in generally accepted accounting principles after such date, either the Company or the Required Lenders may request a change in the definition of "GAAP", in which case the parties hereto shall negotiate in good faith with respect to an amendment of this Agreement implementing such change.

        "Guarantee" means, with respect to the Company (or other specified Person):

               (a) any guarantee by the Company (or such specified Person) of the payment or performance of, or any contingent obligation by the Company (or such specified Person) in respect of, any Indebtedness or other obligation of any primary obligor;

               (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Company (or such specified Person), including any binding "comfort letter" or "keep well agreement" written by the Company (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

               (c) any liability of the Company (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

               (d) any liability of the Company (or such specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

               (e) any liability of the Company (or such specified Person) with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Company and its Subsidiaries) that is consolidated for tax purposes; and

               (f) reimbursement obligations, whether contingent or matured, of the Company (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and any Hedge Agreement from time to time in effect, in each case whether or not any of the foregoing are reflected on the balance sheet of the Company (or such specified Person) or in a footnote thereto; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

        "Guarantee and Security Agreement" means each of the Subsidiary Guarantee and the Knowledge Universe Guaranty.

        "Guarantor" means (a) each of the Company's Domestic Subsidiaries, (b) Knowledge Universe and (c) each Person which shall have executed and delivered or become a party to a Guarantee and Security Agreement hereunder.

        "Hazardous Material" means any pollutant, toxic or hazardous material or waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in Section 101(14) of CERCLA or any other Environmental Law or regulated as toxic or hazardous under RCRA or any other Environmental Law.

        "Hedge Agreements" means, collectively, Currency Exchange Agreements and Interest Rate Protection Agreements.

        "Immaterial Subsidiary" means any Subsidiary whose assets (at fair market value) do not exceed $100,000 and in which the net Investment of the Company and its Subsidiaries is less than $100,000.

        "Indebtedness" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including (without duplication):

               (a)    borrowed money;

               (b) indebtedness evidenced by notes, debentures or similar instruments;

               (c)    Capitalized Lease Obligations;

               (d) the deferred cash purchase price of assets, services or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable within six months after the incurrence thereof in the ordinary course of business);

               (e) mandatory redemption or dividend rights on capital stock (or other equity);

               (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and any Hedge Agreement from time to time in effect (without duplication of other Indebtedness supported or guaranteed thereby);

               (g)    unfunded pension liabilities;

               (h) obligations that are immediately and directly due and payable out of the proceeds of or production from property;

               (i) liabilities secured by any Lien existing on property owned or acquired by the Company (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

               (j)    all Guarantees in respect of Indebtedness of others.

        "Indemnified Party" is defined in Section 13.2.

        "Initial Closing Date" means March 29, 2002.

        "Initial Sibson Proceeds" is defined in Section 4.2.6.

        "Initial Term Loan Amount" means $27,426,622.65.

        "Interest Payment Date" means (a) the first Banking Day of each calendar month beginning on the first such date after the date hereof and (b) the Maturity Date.

        "Interest Rate Protection Agreement" means any interest rate swap, interest rate cap, interest rate hedge or other contractual arrangement that converts variable interest rates into fixed interest rates, fixed interest rates into variable interest rates or other similar arrangements.

        "Investment" means, with respect to the Company (or other specified Person):

               (a) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person;

               (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

               (c)    any Guarantee of the obligations of any other Person;

               (d) any acquisition of all, or any division or similar operating unit of, the business of any other Person or the assets comprising such business, division or unit; and

               (e)    any other similar investment.

        The investments described in the foregoing clauses (a) through (e) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include (i) trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable within one year in accordance with customary trade terms,
(ii) deposits, advances or prepayments to suppliers for property leased or licensed, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for relocation and travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims or accounts receivable due to the Company (or such specified Person) or as security for any such Indebtedness or claim or (v) demand deposits in banks or similar financial institutions.

        In determining the amount of outstanding Investments:

               (A) the amount of any Investment shall be the cost thereof minus any returns of capital in cash on such Investment (determined in accordance with GAAP without regard to amounts realized as income on such Investment);

               (B) the amount of any Investment in respect of a purchase described in clause (d) above shall include the amount of any Financing Debt assumed in connection with such purchase or secured by any asset acquired in such purchase (whether or not any Financing Debt is assumed) or for which any Person that becomes a Subsidiary is liable on the date on which the securities of such Person are acquired; and

               (C) no Investment shall be increased as the result of an increase in the undistributed retained earnings of the Person in which the Investment was made or decreased as a result of an equity interest in the losses of such Person.

        "ISP" is defined in Section 2.3.6.

        "Junior Secured Indebtedness" means (a) the principal and interest on any and all Debentures and all other Indebtedness of the Company and its Subsidiaries to Knowledge Universe and (b) all other obligations of the Company and its Subsidiaries to Knowledge Universe with respect to the items in clause
(a), whether now existing or hereafter arising, including intercompany advances and any claim against the Company and its Subsidiaries in respect of rescission, indemnification, expenses, damages or otherwise.

        "Knowledge Universe" means each of Knowledge Universe Capital Co. LLC, Knowledge Enterprises, Inc. and their respective successors and assigns.

        "Knowledge Universe Guaranty" means the Limited Guaranty Agreement dated March 30, 2001 of Knowledge Universe in favor of the Lenders.

        "Landlord Letter of Credit" means the Letter of Credit issued under the Prior Credit Agreement in favor of Intercontinental Fund II 343 Congress Street, LLC for the account of the Company in the original face amount of $1,114,905, and as of the date hereof in an amount not exceeding $973,698.03.

        "Landlord Letter of Credit Disbursement" is defined in Section 2.3.1(a).

        "Late Fee" is defined in Section 3.3.4.

        "Legal Requirement" means any present or future requirement imposed upon any of the Lenders or the Company and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction where the Company or any of its Subsidiaries owns property or conducts its business, or any political subdivision of any of the foregoing. Any such law, statute, rule, regulation, directive, order, decree, guideline or interpretation imposed on any of the Lenders not having the force of law shall be deemed to be a Legal Requirement for purposes of Section 3 if such Lender reasonably believes that compliance therewith is customary commercial practice.

        "Lender" means each of the Persons listed as lenders on the signature page hereto, including Fleet and Bank of America, N.A., each in its capacity as a Lender and such other Persons who may from time to time own a Percentage Interest in the Credit Obligations, but the term "Lender" shall not include any Credit Participant.

        "Lending Officer" means such individuals whom the Agent may designate by notice to the Company from time to time as an officer or employee who may receive telephone requests for extensions of credit under Sections 2.1.3 and 2.3.2.

        "Letter of Credit" is defined in Section 2.3.1.

        "Letter of Credit Exposure" means, at any date, the sum of (a) the aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus (b) the aggregate face amount of all drafts that the Letter of Credit Issuer has previously accepted under Letters of Credit but has not paid.

        "Letter of Credit Issuance Conditions" means the Company shall have

        (a) permanently reduced the Maximum Amount of Revolving Loan, the Maximum Amount of Term Loan and/or the Landlord Letter of Credit by a minimum of $500,000 in the aggregate; and

        (b) delivered to the Agent, for the account of the Lenders, Cash Equivalents in an amount equal to one hundred and five percent (105%) of the face amount of the new Letter of Credit as security for the Company's reimbursement obligations to the Letter of Credit Issuer on account thereof.

        "Letter of Credit Issuer" means, for any Letter of Credit, Fleet or, in the event Fleet does not for any reason issue a requested Letter of Credit, another Lender selected by the Company to issue such Letter of Credit.

        "Leverage Ratio" is defined in Section 10.5.1.

        "Lexecon" means Lexecon, Inc., an Illinois corporation and a Subsidiary of the Company.

        "Lexecon Employee Extension" is defined in Section 6.

        "Lien" means, with respect to the Company (or any other specified
Person):

               (a) any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Company (or such specified Person), whether now owned or hereafter acquired, or upon the income or profits therefrom;

               (b) the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease);

               (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Company (or such specified Person), with or without recourse;

               (d) the transfer of any tangible property or assets for the purpose of subjecting such items to the payment of previously outstanding Indebtedness in priority to payment of the general creditors of the Company (or such specified Person); and

               (e) the existence for a period of more than one hundred and twenty (120) consecutive days of any Indebtedness against the Company (or such specified Person) which if unpaid would by law or upon a Bankruptcy Default be given any priority over general creditors.

        "Loan" means, collectively, the Revolving Loan and the Term Loan.

        "Margin Stock" means "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

        "Material Adverse Change" means, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse change in (a) the business, assets, financial condition, income or prospects of the Company and its Subsidiaries (on a Consolidated basis), whether as a result of (i) general economic conditions affecting the business consulting industry, (ii) fire, flood or other natural calamities, (iii) regulatory changes, judicial decisions, war or other governmental action or (iv) any other event or development, whether or not related to those enumerated above or (b) the ability of the Obligors to perform their obligations under the Credit Documents or (c) the rights and remedies of the Agent and the Lenders under the Credit Documents.

        "Material Agreements" is defined in Section 11.2.2.

        "Material Financing Debt" means any Financing Debt (other than the Credit Obligations and, so long as the Subordination Agreement is in full force and effect, the Debentures) outstanding in an aggregate amount of principal (whether or not due) and accrued interest exceeding $500,000.

        "Maturity Date" means January 2, 2004.

        "Maximum Amount of Term Credit" is defined in Section 2.2.2.

        "Maximum Amount of Revolving Credit" is defined in Section 2.1.2.

        "Moody's" means Moody's Investors Service, Inc.

        "Multiemployer Plan" means any Plan that is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

        "Net Asset Sale Proceeds" means the cash proceeds of the sale or disposition of assets (including by way of merger), and the cash proceeds of any insurance payments on account of the destruction or loss of property, by the Company or any of its Subsidiaries after the Initial Closing Date, net of (a) any Indebtedness permitted by Section 10.6.7 (purchase money Indebtedness and Capitalized Leases) secured by assets being sold in such transaction required to be paid from such proceeds, (b) income taxes that, as estimated by the Company in good faith, shall be required to be paid by the Company or any of its Subsidiaries in cash as a result of, and within 16 months after, such sale or disposition, (c) reasonable reserves for liabilities, indemnities, escrows and purchase price adjustments resulting from the sale of assets and (d) all reasonable expenses of the Company or any of its Subsidiaries payable in connection with the sale or disposition; provided, however, that "Net Asset Sale Proceeds" shall not include cash proceeds:

               (i)    of asset sales permitted by Section 10.12.1,

               (ii) to the extent not covered in clause (i) above, of mergers permitted by Section 10.12.2,

               (iii) that shall be used to acquire replacement or other assets within one hundred and eighty (180) days after such sale, disposition, destruction or loss; provided, however, that if any amount in this clause (iii) is not actually used to acquire replacement or other assets within such 180-day period, such amount shall become Net Asset Sale Proceeds,

               (iv) of licensing or leasing of assets permitted by Section 10.12.3, or

               (v) of the liquidation or other disposition of Cranberry Hill Capital.

        "Net Debt Proceeds" means cash proceeds (net of reasonable out-of-pocket transaction fees and expenses) from the incurrence by the Company or any of its Subsidiaries after the Initial Closing Date of Financing Debt other than Financing Debt permitted by Sections 10.6.1 (the Loan) and 10.6.7 (purchase money Indebtedness and Capitalized Leases).

        "Net Equity Proceeds" means the cash proceeds (net of reasonable out-of-pocket fees and expenses) received by the Company or any of its Subsidiaries in connection with any issuance by the Company or any of its Subsidiaries after the Initial Closing Date of any shares of its capital stock, other equity interests or options, warrants or other purchase rights to acquire such capital stock or other equity interests to, or receipt of a capital contribution from, any Person (other than any Obligors or their officers, employees and directors); provided, however, that Net Equity Proceeds shall exclude all cash proceeds derived from any exercises under the Company's stock option plans and employee stock purchase plans.

        "New Shares" is defined in Section 10.11.

        "Nextera & Company" means Nextera & Company, LLC f/k/a Sibson & Company LLC, a Delaware limited liability company and a Subsidiary of the Company.

        "Nonperforming Lender" is defined in Section 14.4.4.

        "Notes" means, collectively, the Revolving Notes and the Term Notes.

        "Obligor" means the Company, each Guarantor and each other Person guaranteeing or providing collateral for the Credit Obligations.

        "Overdue Reimbursement Rate" means, at any date, the highest Applicable Rate then in effect.

        "Paid in Full" or "Payment In Full" means the indefeasible payment in full to the Lenders of any and all Credit Obligations in cash or immediately available funds (other than Refinancing Proceeds) and termination of all lending commitments and, in the case of Credit Obligations consisting of contingent obligations in respect of Letters of Credit, bankers' acceptances or other reimbursement or payment type guaranties under this Agreement or any of the Credit Documents, the setting apart of cash sufficient to discharge such portion of the Credit Obligations (other than Refinancing Proceeds) in an account for the exclusive benefit of the holders thereof, in which such holders shall be granted a first priority perfected security interest acceptable to such holders of the Credit Obligations, which payment or security interest shall have been retained by the holders of the Credit Obligations, in each case, for a period of time in excess of all applicable preference or other similar periods under the Bankruptcy Code and other applicable insolvency laws, state or federal.

        "Paradigm and Hoover Proceeds" is defined in Section 4.2.8.

        "Payment Date" means (a) the last Banking Day of each March, June, September and December, beginning on the first such date after the date hereof and (b) the Maturity Date.

        "PBGC" means the Pension Benefit Guaranty Corporation or any successor entity.

        "Percentage Interest" means, with respect to any Lender, the Commitment of such Lender with respect to the respective portions of the Loan and Letter of Credit Exposure. For purposes of determining votes or consents by the Lenders, the Percentage Interest of any Lender shall be computed as follows: (a) at all times when no Event of Default under Section 12.1.1 and no Bankruptcy Default exists, the ratio that the respective Commitments of such Lender bears to the total Commitments of all Lenders as from time to time in effect and reflected in the Register, and (b) at all other times, the ratio that the respective amounts of the outstanding Loan and Letter of Credit Exposure owing to such Lender bear to the total outstanding Loan and Letter of Credit Exposure owing to all Lenders.

        "Performing Lender" is defined in Section 14.4.4.

        "Permitted Cash Interest Payment Amount" is defined in Section
10.10.1(b).

        "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

        "Persumma APA" means the Purchase and Sale Agreement dated as of December 31, 2001 by and among Persumma Financial LLC, Massachusetts Mutual Life Insurance Company, NetNext, Inc. and KUI LLC.

        "Persumma Proceeds" is defined in Section 4.2.7.

        "Persumma Schedule" is defined in Section 9.1.11.

        "PIK Interest" means any accrued interest payments on Financing Debt that are postponed or made through the issuance of "payment-in-kind" notes or other similar securities (including book-entry accrual with respect to such postponed interest payments), all in accordance with the terms of such Financing Debt; provided, however, that in no event shall PIK Interest include payments made with cash or Cash Equivalents.

        "Plan" means, at any date, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such date.

        "Prior Credit Agreement" means the Credit Agreement dated as of December 30, 1999, as from time to time in effect, among the Company, its Domestic Subsidiaries and the Lenders.

        "RCRA" means the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq.

        "Refinancing Proceeds" means the payment or repayment of any of the Credit Obligations with the proceeds of loans provided by one or more of the Lenders in connection with any refinancing transaction or transactions.

        "Register" is defined in Section 15.1.3.

        "Related Fund" means, with respect to any Lender that is a fund that invests in senior bank loans, any other fund that invests in senior bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

        "Remaining Sibson Proceeds" is defined in Section 4.2.6.

        "Replacement Lender" is defined in Section 15.3.

        "Required Lenders" means, with respect to any approval, consent, modification, waiver or other action to be taken by the Agent or the Lenders under the Credit Documents which require action by the Required Lenders, such Lenders as own at least a majority of the Percentage Interests; provided, however, that with respect to any matters referred to in the proviso to Section 19.1, Required Lenders means such Lenders as own at least the respective portions of the Percentage Interests required by Section 19.1.

        "Revolving Loan" is defined in Section 2.1.4.

        "Revolving Notes" is defined in Section 2.1.4.

        "S&P" means Standard & Poor's, a division of The McGraw Hill Companies, Inc.

        "Securities Act" means the federal Securities Act of 1933.

        "Settlement" means the making or receiving of payments, in immediately available funds, by the Lenders to the extent necessary to cause each Lender's actual share of the Revolving Loan to be equal to such Lender's Percentage Interest with respect to the Revolving Loan, in the event that, prior to such making or receiving of payments, the actual share is not so equal.

        "Sibson APA" means the Asset Purchase Agreement dated as of January 30, 2002 by and among The Segal Group, Inc., as buyer and the Company and Sibson & Company, LLC, as Sellers.

        "Sibson Canada" means Sibson Canada Co., a corporation formed under the laws of Canada.

         "Sibson Proceeds Assignment Agreement" means the Assignment Agreement dated as of January 30, 2002 by and among the Company and Nextera & Company, as Assignors and the Principals Trust established pursuant to that certain Principals' Trust Agreement dated as of January 30, 2002, as Assignee.

        "Subordination Agreement" is defined in Section 9.1.7.

         "Subsidiary" means any Person of which the Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least fifty percent (50%) of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least fifty percent (50%) of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer and hold at least fifty percent (50%) of the general partner or joint venturer interests, as the case may be.

        "Subsidiary Guarantee" is defined in Section 9.1.5(a).

        "Tax" means any present or future tax, levy, duty, impost, deduction, withholding or other charges of whatever nature at any time required by any Legal Requirement (a) to be paid by any Lender or (b) to be withheld or deducted from any payment otherwise required hereby to be made to any Lender, in each case on or with respect to its obligations hereunder, from the Loan, any payment in respect of the Credit Obligations or any Funding Liability not included in the foregoing; provided, however, that the term "Tax" shall not include taxes imposed upon or measured by the net income of such Lender or franchise taxes that are imposed in lieu of net income taxes; provided, further, however, that the term "Tax" shall include withholding taxes in any event.

        "Term Loan" is defined in Section 2.2.4.

        "Term Notes" is defined in Section 2.2.4.

        "UCP" is defined in Section 2.3.6.

        "United States Funds" means such coin or currency of the United States of America as at the time shall be legal tender therein for the payment of public and private debts.

        "Wholly Owned Subsidiary" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares and, in the case of Foreign Subsidiaries, shares required by Legal Requirements to be held by foreign nationals) is owned by the Company (or other specified Person) directly, or indirectly through one or more Wholly Owned Subsidiaries; provided, however, that Sibson Canada shall be considered a "Wholly Owned Subsidiary" so long as the Company owns at least ninety-nine percent (99%) of the outstanding equity of Sibson Canada.

2.      The Credits.

2.1.     Revolving Credit.

                         2.1.1. Revolving Loan. Subject to all the terms and
                  conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Maturity Date the Lenders shall, severally in accordance with their respective Commitments in the Revolving Loan, make loans to the Company in such amounts as may be requested by the Company in accordance with Section 2.1.3. The sum of the aggregate principal amount of loans made under this
                  Section 2.1.1 at any one time outstanding (including loans made in accordance with any Cash Management Agreement from time to time in effect) plus the Letter of Credit Exposure shall in no event exceed the Maximum Amount of Revolving Credit. In no event shall the principal amount of loans at any one time outstanding made by any Lender pursuant to this
                  Section 2.1, together with such Lender's Percentage Interest in the Letter of Credit Exposure, exceed such Lender's Commitment with respect to the Revolving Loan.

                         2.1.2. Maximum Amount of Revolving Credit. The term
                  "Maximum Amount of Revolving Credit" means the lesser of:

                      (a) the total of (i) $3,000,000, minus (ii) any Net Asset
               Sale Proceeds described in Section 4.2.2 and Net Debt Proceeds described in Section 4.2.3, in each case to the extent allocable to the Revolving Loan in accordance with Section 4.5.2, or

                      (b) the amount to which the then applicable amount set
               forth in clause (a) hereof shall have been irrevocably reduced from time to time by seven (7) Banking Days notice from the Company to the Agent (the minimum aggregate amount of which reduction shall be $ 500,000 and integral multiples of $100,000 in excess thereof).

                         2.1.3. Borrowing Requests. The Company may from time to
                  time request a loan under Section 2.1.1 by providing to the Agent a notice (which may be given by a telephone call received by a Lending Officer if promptly confirmed in writing). Such notice must be not later than noon (Boston time) on the first Banking Day prior to the requested Closing Date for such loan. The notice must specify (a) the amount of the requested loan (which shall be not less than $500,000 and an integral multiple of $100,000, except as otherwise provided in any Cash Management Agreement from time to time in effect) and (b) the requested Closing Date therefor, which shall be a Banking Day. Upon receipt of such notice, the Agent shall promptly inform each other Lender (by telephone or otherwise). Each such loan shall be made at the Boston Office by depositing the amount thereof to the general account of the Company with the Agent. In connection with each such loan, the Company shall furnish to the Agent a certificate certifying that the Company is in compliance with all financial covenants and other covenants and provisions to be performed or observed by it under this Agreement (together with calculations demonstrating such compliance where applicable), and which certificate shall be in substantially the form of Exhibit 9.2.1.

                         2.1.4. Revolving Notes. The aggregate principal amount
                  of the loans outstanding from time to time under this Section
                  2.1 (including loans made in accordance with any Cash Management Agreement from time to time in effect) is referred to as the "Revolving Loan". The Agent shall keep a record of the Revolving Loan and the respective interests of the Lenders therein as part of the Register, which shall evidence the Revolving Loan. The Revolving Loan shall be deemed owed to each Lender having a Commitment therein severally in accordance with such Lender's Percentage Interest therein, and all payments thereon shall be for the account of each Lender in accordance with its Percentage Interest therein. Upon written request of any Lender, the Company's obligations to pay such Lender's Percentage Interest in the Revolving Loan shall be further evidenced by a separate note of the Company in substantially the form of Exhibit 2.1.4 (the "Revolving Notes"), payable to such Lender in accordance with such Lender's Percentage Interest in the Revolving Loan.

2.2.     Term Loan.

                         2.2.1. Term Loan. Subject to all the terms and
                  conditions of this Agreement and so long as no Default exists, the Lenders shall, severally in accordance with their respective Commitments in the Term Loan, make a single loan to the Company on the Initial Closing Date in the Initial Term Loan

                  Amount. The sum of the aggregate principal amount of loans made under this Section 2.2.1 at any one time outstanding shall in no event exceed the Maximum Amount of Term Credit. In no event shall the principal amount of loans at any one time outstanding made by any Lender pursuant to this Section 2.2 exceed such Lender's Commitment with respect to the Term Loan. Amounts which are borrowed under this Section 2.2 and repaid or prepaid may not be reborrowed.

                         2.2.2. Maximum Amount of Term Credit. The term "Maximum
                  Amount of Term Credit" means the lesser of:

                      (a) the total of (i) $27,426,622.65, minus (ii) any Net
               Asset Sale Proceeds described in Section 4.2.2 and Net Debt Proceeds described in Section 4.2.3, in each case to the extent allocable to the Term Loan in accordance with Section 4.5.2, or

                      (b) the amount to which the then applicable amount set
               forth in clause (a) hereof shall have been irrevocably prepaid from time to time by seven (7) Banking Days notice from the Company to the Agent (the minimum aggregate amount of which reduction shall be $500,000 and integral multiples of $100,000 thereof).

                         2.2.3. Intentionally Omitted.

                         2.2.4. Term Notes. The aggregate principal amount of
                  the loan outstanding from time to time under this Section 2.2 is referred to as the "Term Loan." The Agent shall keep a record of the Term Loan and the interests of the respective Lenders therein as part of the Register, which shall evidence the Term Loan. The Term Loan shall be deemed owed to each Lender having a Commitment therein severally in accordance with such Lender's Percentage Interest therein, and all payments thereon shall be for the account of each Lender in accordance with its Percentage Interest therein. Upon request of any Lender, the Company's obligations to pay such Lender's Percentage Interest in the Term Loan shall be evidenced by a separate note of the Company in substantially the form of
                  Exhibit 2.2.4 (the "Term Notes"), payable to such Lender in accordance with such Lender's Percentage Interest in the Term Loan.

2.3.     Letters of Credit.

                         2.3.1. Landlord Letter of Credit.

               (a) The Landlord Letter of Credit issued under the Prior Credit Agreement for the account of the Company may remain outstanding and shall be deemed to be a Letter of Credit issued under this Section
        2.3.1. A true and accurate copy of the Landlord Letter of Credit is attached hereto as Exhibit 2.3.1(a).

        Notwithstanding anything contained in the Landlord Letter of Credit or in any of the Credit Documents, the Landlord Letter of Credit shall expire (and shall be returned by the Company for cancellation by the Letter of Credit Issuer) on or before the day which is sixty (60) Banking Days prior to the Maturity Date (without regard to any automatic renewal clause contained in the Landlord Letter of Credit). In addition, at such time as the Letter of Credit Issuer makes any disbursement on a draft presented or accepted under the Landlord Letter of Credit (the "Landlord Letter of Credit Disbursement") the Company shall pay to such Letter of Credit Issuer in immediately available funds the amount of such Landlord Letter of Credit Disbursement and such amount shall be applied to reduce the Company's next scheduled principal amortization payment required under Section 4.1(b), but shall not reduce amounts owing on the Revolving Loan on account of such Letter of Credit Disbursement); provided, however, that at such time as the Letter of Credit Issuer makes a Landlord Letter of Credit Disbursement in connection with a consensual termination of the relationship between the Company and the holder of the Landlord Letter of Credit on terms and conditions which have been approved in advance by the Lenders in writing, then the Company shall satisfy its reimbursement obligations to the Letter of Credit Issuer on account thereof by making nine (9) consecutive payments each in an amount equal to one-ninth (1/9th) of the Landlord Letter of Credit Disbursement, together with accrued interest thereon at the rate of interest then-applicable to the Revolving Loan.

               (b) Issuance of Letters of Credit. Subject to all the terms and conditions of this Agreement and so long as no Default exists, and provided that the Letter of Credit Issuance Conditions are and continue to be satisfied from time to time on and after the Initial Closing Date and prior to the date sixty (60) Banking Days preceding the Maturity Date, the Letter of Credit Issuer may, in its discretion, issue for the account of the Company one or more irrevocable documentary or standby letters of credit (the "Letters of Credit") in an amount not to exceed $500,000 in the aggregate. In addition, the sum of Letter of Credit Exposure plus the Revolving Loan shall in no event exceed at any time the Maximum Amount of Revolving Credit, and the Letter of Credit Exposure shall in no event exceed at any time $1,473,698.

                  2.3.2. Requests for Letters of Credit. The Company may from time to time request a Letter of Credit to be issued by providing to the Letter of Credit Issuer (and the Agent if the Letter of Credit Issuer is not the Agent) a notice which is actually received not less than three (3) Banking Days (for standby Letters of Credit) and one Banking Day (for documentary Letters of Credit) prior to the requested Closing Date for such Letter of Credit specifying (a) the amount of the requested Letter of Credit, (b) the beneficiary thereof,
                  (c) the requested Closing Date and (d) a summary of the principal terms of the text for such Letter of Credit, together with any customary application forms required by the Letter of Credit Issuer. In the event of any inconsistency between such application forms and this Agreement, this Agreement shall govern. Each Letter of Credit shall be issued by forwarding it to the Company or to such other Person as directed in writing by the Company. In connection with the issuance of any Letter of Credit, the Company shall furnish to the

                  Letter of Credit Issuer (and the Agent if the Letter of Credit Issuer is not the Agent) a certificate in substantially the form of Exhibit 9.2.1.

                         2.3.3. Form and Expiration of Letters of Credit. Each
                  Letter of Credit issued under this Section 2.3 and each draft accepted or paid under such a Letter of Credit shall be issued, accepted or paid, as the case may be, by the Letter of Credit Issuer at its principal office. No Letter of Credit shall provide for the payment of drafts drawn thereunder, and no draft shall be payable, at a date which is later than the earlier of (a) the date 12 months after the date of issuance (which expiration date may be extended at the option of the Letter of Credit Issuer for additional 12-month periods ending prior to the date referred to in clause (b) below) or (b) sixty (60) Banking Days prior to the Maturity Date. Each Letter of Credit and each draft accepted under a Letter of Credit shall be in such form and shall contain such terms as is generally acceptable in the industry for which such Letter of Credit is being requested and shall be in such amount as the Letter of Credit Issuer and the Company may agree upon at the time such Letter of Credit is issued.

                         2.3.4. Lenders' Participation in Letters of Credit.
                  Upon the issuance of any Letter of Credit, a participation therein, in an amount equal to each Lender's Percentage Interest in the Revolving Loan, shall automatically be deemed granted by the Letter of Credit Issuer to each such Lender on the date of such issuance and such Lenders shall automatically be obligated, as set forth in Section 14.4, to reimburse the Letter of Credit Issuer to the extent of their respective Percentage Interests in the Revolving Loan for all obligations incurred by the Letter of Credit Issuer to third parties in respect of such Letter of Credit not reimbursed by the Company. The Letter of Credit Issuer shall send to each Lender (and the Agent if the Letter of Credit Issuer is not the Agent) a confirmation regarding the participations in Letters of Credit outstanding during such month.

                         2.3.5. Reimbursement of Payment. At such time as a
                  Letter of Credit Issuer makes any payment on a draft presented or accepted under a Letter of Credit, the amount of such payment shall be considered a loan under Section 2.1.1 (regardless of whether the conditions set forth in Section 9.2 are satisfied) and part of the Revolving Loan as if the Company had paid in full the amount required with respect to the Letter of Credit by borrowing such amount under Section 2.1.1, except as provided below. In the event such amount would cause the Revolving Loan to exceed the Maximum Amount of Revolving Credit or if during the existence of an Event of Default the Agent has previously provided written notice to the Company that Letter of Credit payments shall no longer be considered loans under Section 2.1.1, the Company shall on demand pay to the Agent in immediately available funds the amount of such payment.

                         2.3.6. UCP; ISP. As to any Letter of Credit that is a
                  documentary letter of credit, the most recent Uniform Customs and Practice for

                  Documentary Credits adopted by a Congress of the International Chamber of Commerce, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Letter of Credit Issuer (the "UCP"), shall be binding on the Company and the Letter of Credit Issuer except to the extent otherwise provided herein, in any Letter of Credit or in any other Credit Document. As to any Letter of Credit that is a standby letter of credit, the most recent International Standby Practices adopted by a Congress of the International Chamber of Commerce, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Letter of Credit Issuer (the "ISP"), shall be binding on the Company and the Letter of Credit Issuer except to the extent otherwise provided herein, in any Letter of Credit or in any other Credit Document. Without limiting the foregoing, in the event of an unexpected closure of the Letter of Credit Issuer Letter of Credit draws may be made up to only two (2) Banking Days after the reopening of the Letter of Credit Issuer rather than the thirty (30) day period provided in Rule 3.14(a) of the ISP. Anything in the UCP or the ISP to the contrary notwithstanding:

               (a) With respect to each Letter of Credit, neither the Letter of Credit Issuer nor its correspondents shall be responsible for or shall have any duty to ascertain (unless the Letter of Credit Issuer or such correspondent is grossly negligent or willful in failing so to ascertain):

                      (i) the genuineness of any signature or the validity, form, sufficiency, accuracy, genuineness or legal effect of any endorsements;

                      (ii) delay in giving, or failure to give, notice of arrival, notice of refusal of documents or of discrepancies in respect of which any Letter of Credit Issuer refuses the documents or any other notice, demand or protest;

                      (iii) the performance by any beneficiary under any Letter of Credit of such beneficiary's obligations to the Company;

                      (iv) inaccuracy in any notice received by the Letter of Credit Issuer;

                      (v) the validity, form, sufficiency, accuracy, genuineness or legal effect of any instrument, draft, certificate or other document required by such Letter of Credit to be presented before payment of a draft if such instrument, draft, certificate or other document appears on its face to comply with the requirements of the Letter of Credit, or the office held by or the authority of any Person signing any of the same; or

                      (vi) failure of any instrument to bear any reference or adequate reference to such Letter of Credit, or failure of any Person to note the amount of any instrument on the reverse of such Letter of Credit or to surrender such Letter of Credit or to forward documents in the manner required by such Letter of Credit.

               (b) The occurrence of any of the events referred to in the UCP or the ISP or in the preceding clauses of this Section 2.3.6 shall not affect or prevent the vesting of any of the Letter of Credit Issuer's rights or powers hereunder or the Company's obligation to make reimbursement (whether by cash payment or by refinancing with advances under the Revolving Loan in accordance with Section 2.3.5) of amounts paid under any Letter of Credit or any draft accepted thereunder.

               (c) In the event of any conflict between the provisions of this Agreement and either the UCP or the ISP, the provisions of this Agreement shall govern.

                         2.3.7. Subrogation. Upon any payment by a Letter of
                  Credit Issuer under any Letter of Credit and until the reimbursement of such Letter of Credit Issuer by the Company with respect to such payment (whether by cash payment or by refinancing with advances under the Revolving Loan in accordance with Section 2.3.5), the Letter of Credit Issuer shall be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Company, all for the benefit of the Lenders. The Company shall take such action as the Letter of Credit Issuer may reasonably request, including requiring the beneficiary of any Letter of Credit to execute such documents as the Letter of Credit Issuer may reasonably request, to assure and confirm to the Letter of Credit Issuer such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of any Obligor.

                         2.3.8. Modification, Consent, etc. If the Company
                  requests or consents in writing to any modification or extension of any Letter of Credit, or waives any failure of any draft, certificate or other document to comply with the terms of such Letter of Credit, the Letter of Credit Issuer shall be entitled to rely on such request, consent or waiver. This Agreement shall be binding upon the Company with respect to such Letter of Credit as so modified or extended, and with respect to any action taken or omitted by such Letter of Credit Issuer pursuant to any such request, consent or waiver.

2.4.     Application of Proceeds.

                         2.4.1. Revolving Loan. Subject to Section 2.4.4, the
                  Company shall apply the proceeds of the Revolving Loan for repayment of its prior obligations to the Lenders, working capital, capital expenditures and other lawful corporate purposes of the Company and its Subsidiaries.

                         2.4.2. Term Loan. The Company shall apply the proceeds
                  of the Term Loan for repayment of its prior obligations to the Lenders, working capital, capital expenditures and other lawful corporate purposes of the Company and its Subsidiaries.

                         2.4.3. Letters of Credit. Letters of Credit shall be
                  issued only for such lawful corporate purposes as the Company has requested in writing and to which the Letter of Credit Issuer agrees in its discretion.

                         2.4.4. Specifically Prohibited Applications. The
                  Company shall not, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents to purchase or to carry Margin Stock or to any transaction prohibited by the Credit Documents or by Legal Requirements applicable to the Lenders.

2.5.     Intentionally Omitted.

2.6.     Intentionally Omitted.

3.      Interest; Fees.

3.1. Interest. The Loan shall accrue and bear interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Loan, the Company shall, on each Interest Payment Date, pay the accrued and unpaid interest on the portion of the Loan. On the stated or any accelerated maturity of the Loan, the Company shall pay all accrued and unpaid interest on the Loan. Upon the occurrence and during the continuance of an Event of Default, the Lenders may require accrued interest to be payable on demand or at regular intervals more frequent than each Interest Payment Date. All payments of interest hereunder shall be made to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest therein. In addition, any and all interest that has previously accrued as a result of Events of Default which occurred under the Prior Credit Agreement (aggregating approximately $723,400 as of January 30, 2002) shall be paid to the Agent for the account of the Lenders in cash on the Maturity Date unless waived and such waiver shall be granted only if the Accrued Interest Waiver Conditions are satisfied at all times prior to the Payment in Full of all Credit Obligations.

3.2.     Intentionally Omitted.

3.3.     Commitment Fees.

                         3.3.1. Revolving Credit Commitment Fee. In
                  consideration of the Lenders' commitments to make the extensions of credit provided for in Section 2.1, while such commitments are outstanding, the Company shall pay to the Agent for the account of the Lenders in accordance with the Lenders' respective Commitments in the Revolving Loan, on each Payment Date, an amount equal to interest computed at the Commitment Fee Rate as of such Payment Date on the amount by which (a) the daily Maximum Amount of Revolving Credit during the three-month period or portion thereof ending on such Payment Date exceeded (b) the sum of (i) the daily Revolving Loan during such period or portion thereof plus (ii) the daily Letter of Credit Exposure during such period or portion thereof.

                         3.3.2. Facility Fee. In consideration of the Lenders'
                  commitments to make the extensions of credit provided for in this Agreement, and while such commitments are outstanding, the Company shall pay to the Agent for the account of the Lenders in accordance with the Lenders' respective Commitments in the Loans, a facility fee equal to $700,000, which fee shall be fully earned on the date hereof and payable as follows (the "Facility Fee"):

                                PAYMENT DATE                       FEE
                                ------------                     -------
          Initial Closing Date                                   $ 40,000
          First day of May 2002 and the first day of each        $ 20,000
          calendar month thereafter
          Maturity Date                                          $240,000

        Notwithstanding the foregoing, the Company's obligation to pay the $700,000 Facility Fee shall be forgiven or partially forgiven to the extent that such fees are not yet due pursuant to the scheduled payment dates set forth in this Section 3.3.2 if the Credit Obligations are Paid in Full on or before the respective scheduled payment dates set forth in this Section 3.3.2.

                         3.3.3. Agency Fee. The Company shall pay to the Agent a
                  fee equal to $100,000 per annum from and after January 1, 2002 (the "Agency Fee"). The Agency Fee shall be fully earned on the date hereof and payable as follows:

                     PAYMENT DATE                                  FEE
                     ------------                               ---------
        December 31, 2001                                       $  35,000
        First day of May 2002                                   $6,666.66
        First day of June 2002 and the first                    $8,333.33
        day of each calendar month thereafter

        Notwithstanding the foregoing, the Company's obligation to pay the $100,000 Agency Fee shall be forgiven or partially forgiven to the extent such fees are not yet due pursuant to the scheduled payment dates set forth in this Section 3.3.3 if the Credit Obligations are Paid In Full on or before the respective scheduled payment dates set forth in this Section 3.3.3.

                         3.3.4. Late Fee. With respect to any principal,
                  interest, fee or any other amount payable to the Agent or Lenders hereunder which is not paid within ten (10) days of its due date (whether at the stated maturity, by acceleration or otherwise), the Company shall pay to the Agent a fee on such unpaid amount equal to five percent (5%) of the amount of such late payment (the "Late Fee").

3.4. Letter of Credit Fees. The Company shall pay to the Agent for the account of each of the Lenders, in accordance with the Lenders' respective Percentage Interests, in arrears on each Payment Date, a Letter of Credit fee equal to interest at a rate equal to (a) two and seven-eighths percent (2.875%) per annum on the daily Letter of Credit Exposure during the three (3) month period or portion thereof ending on such Payment Date, plus (b) an additional two percent (2%) per annum effective on the day the Agent provides written notice to the Company that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or
(ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 12.3. The Company will pay to the Letter of Credit Issuer, for its own account, on the date such Letter of Credit is issued, extended, renewed or amended, an amount equal to (i) interest computed at the rate of one-eighth of one percent (0.125%) per annum on the amount of such Letter of Credit being issued and (ii) customary service charges and expenses for its services in connection with such Letter of Credit at the times and in the amounts from time to time in effect in accordance with its general rate structure, including fees and expenses relating to issuance, amendment, negotiation, cancellation and similar operations.

3.5.     Changes in Circumstances; Yield Protection.

                         3.5.1. Reserve Requirements, etc. If any Legal
                  Requirement shall (a) impose, modify, increase or deem applicable any insurance assessment, reserve, special deposit or similar requirement against any Letter of Credit, (b) impose, modify, increase or deem applicable any other requirement or condition with respect to any Letter of Credit or (c) change the basis of payments in respect of any Letter of Credit (other than changes in the rate of taxes measured by the overall net income of such Lender) and the effect of any of the foregoing shall be to increase the cost to any Lender of issuing, making, funding or maintaining its respective Percentage Interest in any portion of any Letter of Credit, to reduce the amounts received or receivable by such Lender under this Agreement or to require such Lender to make any payment or forego any amounts otherwise payable to such Lender under this Agreement then such Lender may claim compensation from the Company under Section 3.5.5.

                         3.5.2. Taxes. All payments of the Credit Obligations
                  shall be made without set-off or counterclaim and free and clear of any deductions, including deductions for Taxes, unless the Company is required by law to make such deductions. If (a) any Lender shall be subject to any Tax with respect to any payment of the Credit Obligations or its obligations hereunder or (b) the Company shall be required to withhold or deduct any Tax on any payment on the Credit Obligations, then such Lender may claim compensation from the Company under
                  Section 3.5.5 to the extent such Lender is then in compliance with any applicable requirements of Section 17. Whenever Taxes must be withheld by the Company with respect to any payments of the Credit

                  Obligations, the Company shall promptly furnish to the Agent for the account of the applicable Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld. If the Company fails to pay any such Taxes when due or fails to remit to the Agent for the account of the applicable Lender the required receipts evidencing payment of any such Taxes so withheld or deducted, the Company shall indemnify the affected Lender for any incremental Taxes and interest or penalties that may become payable by such Lender as a result of any such failure. In the event any Lender receives a refund of any Taxes for which it has received payment from the Company under this Section 3.5.2, such Lender shall promptly pay the amount of such refund to the Company, together with any interest thereon actually earned by such Lender.

                         3.5.3. Capital Adequacy. If any Lender shall determine
                  that compliance by such Lender with any Legal Requirement regarding capital adequacy of banks or bank holding companies has or would have the effect of reducing the rate of return on the capital of such Lender and its Affiliates as a consequence of such Lender's commitment to make the extensions of credit contemplated hereby, or such Lender's maintenance of the extensions of credit contemplated hereby, to a level below that which such Lender could have achieved but for such compliance (taking into consideration the policies of such Lender and its Affiliates with respect to capital adequacy immediately before such compliance and assuming that the capital of such Lender and its Affiliates was fully utilized prior to such compliance) by an amount deemed by such Lender to be material, then such Lender may claim compensation from the Company under Section 3.5.5.

                         3.5.4. Regulatory Changes. If any Lender shall
                  determine that (a) any change in any Legal Requirement (including any new Legal Requirement) after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Lender with respect to the Loan or the Letters of Credit or the return to be earned by such Lender on the Loan or the Letters of Credit, (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make, its portion of the Loan or the Letters of Credit, or (iii) require such Lender or any Affiliate of such Lender to make any payment on, or calculated by reference to, the gross amount of any amount received by such Lender under any Credit Document (other than Taxes or income or franchise taxes), and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the Applicable Rate or the Letter of Credit fees, then such Lender may claim compensation from the Company under Section 3.5.5.

                         3.5.5. Compensation Claims. Within fifteen (15) days
                  after the receipt by the Company of a certificate from any Lender setting forth why it is claiming compensation under this Section 3.5 and computations (in reasonable detail) of the amount thereof, the Company shall pay to such Lender such additional amounts as such Lender sets forth in such certificate as sufficient fully to compensate it on account of the foregoing provisions of this Section 3.5, together with interest on such amount from the 15th day after receipt of such certificate until payment in full thereof at the Overdue Reimbursement Rate. The determination by such Lender of the amount to be paid to it and the basis for computation thereof hereunder shall be conclusive so long as (a) such determination is made in good faith, (b) no manifest error appears therein and (c) the Lender uses reasonable averaging and attribution methods. The Company shall be entitled to replace any such Lender in accordance with Section 15.3.

                         3.5.6. Mitigation. Each Lender shall take such
                  commercially reasonable steps as it may determine are not materially disadvantageous to it, including changing lending offices to the extent feasible, in order to reduce amounts otherwise payable by the Company to such Lender pursuant to
                  Section 3.5. In addition, the Company shall not be responsible for costs under Section 3.5 arising more than ninety (90) days prior to receipt by the Company of the certificate from the affected Lender pursuant to such Section 3.5.

3.6. Computations of Interest and Fees. For purposes of this Agreement, interest, commitment fees and Letter of Credit fees (and any other amount expressed as interest or such fees) shall be computed on the basis of a 365/6-day year. If any payment required by this Agreement becomes due on any day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day. If the due date for any payment of principal is extended as a result of the immediately preceding sentence, interest shall be payable for the time during which payment is extended at the Applicable Rate.

4.      Payment.

4.1. (a) Revolving Loan. On the Maturity Date or any accelerated maturity of the Revolving Loan, the Company shall pay to the Agent an amount equal to the Revolving Loan then due, together with all accrued and unpaid interest and fees with respect thereto and all other Credit Obligations then outstanding.

        (b) Term Loan. The Company shall make payments against the outstanding principal balance of the Term Loan in the amounts and on the dates set forth in the amortization schedule set forth below (the "Term Loan Amortization Schedule"):

                    DATE                                   PRINCIPAL PAYMENT AMOUNT
                    ----                                   ------------------------
               April 1, 2002                                       $600,000
               April 30, 2002                                      $600,000
                May 31, 2002                                       $600,000
               June 30, 2002                                       $600,000
               July 31, 2002                                       $600,000
              August 31, 2002                                      $600,000
             September 30, 2002                                    $600,000
              October 31, 2002                                     $600,000

             November 30, 2002                                     $600,000
             December 31, 2002                                    $1,100,000
              January 31, 2003                                        $0
             February 28, 2003                                        $0
               March 31, 2003                                      $800,000
               April 30, 2003                                      $800,000
                May 31, 2003                                       $800,000
               June 30, 2003                                       $800,000
               July 31, 2003                                       $800,000
              August 31, 2003                                      $800,000
             September 30, 2003                                    $800,000
              October 31, 2003                                     $800,000
             November 30, 2003                                     $800,000
             December 31, 2003                                     $800,000

provided, however, that the final installment shall be payable on the Maturity Date in an amount equal to the aggregate principal amount of the Term Loan outstanding on such date, together with all accrued and unpaid interest and fees thereon. In addition, in the event that the Company at any time makes any prepayment of the Term Loan under this Agreement, such prepayment shall not reduce the required monthly payments set forth in the Term Loan Amortization Schedule, but rather shall be applied in the inverse order to reduce amounts payable on the Maturity Date.

4.2.     Contingent Required Prepayments.

                         4.2.1. Excess Credit Exposure. If at any time the
                  Revolving Loan exceeds the limits set forth in Section 2.1 or the Term Loan exceeds the limits set forth in Section 2.2, the Company shall within one Banking Day after actual knowledge by a Financial Officer or notice from the Agent pay the amount of such excess to the Agent as a prepayment of the Revolving Loan or the Term Loan, as the case may be. If at any time the Letter of Credit Exposure exceeds the limits set forth in
                  Section 2.3, the Company shall within one Banking Day after actual knowledge by a Financial Officer or notice from the Agent pay the amount of such excess to the Agent to be applied as provided in Section 4.4.

                         4.2.2. Net Asset Sale Proceeds. Upon receipt by the
                  Company or any of its Subsidiaries of Net Asset Sale Proceeds, the Company shall within one Banking Day pay to the Agent as a prepayment of the Loan to be applied as provided in Section
                  4.5.2 the lesser of (a) the amount of such Net Asset Sale Proceeds or (b) the amount of the Loan.

                         4.2.3. Net Debt Proceeds. Upon receipt of Net Debt
                  Proceeds by the Company or any of its Subsidiaries, the Company shall within one Banking Day pay to the Agent as a prepayment of the Loan to be applied as provided in Section
                  4.5.2 the lesser of (a) the amount of such Net Debt Proceeds or (b) the amount of the Loan.

                         4.2.4. Net Equity Proceeds. Upon receipt of Net Equity
                  Proceeds by the Company or any of its Subsidiaries, the Company shall within one Banking Day pay to the Agent as a prepayment of the Loan to be applied as provided in Section
                  4.5.2 the lesser of (a) the amount of such Net Equity Proceeds or (b) the amount of the Loan.

                         4.2.5. Cash Management Agreement. At the times and in
                  the amounts required by any Cash Management Agreement from time to time in effect, the Company shall pay to the Agent for the account of the Lenders prepayments of the Revolving Loan.

                         4.2.6. Sibson Proceeds. The Company and the Lenders
                  hereby acknowledge and agree that any and all additional gross cash payments, earnouts and other consideration received by the Company or any of its Domestic Subsidiaries under the Sibson APA without respect to amendments thereto (the "Remaining Sibson Proceeds") shall immediately be delivered to the Agent for the account of the Lenders and applied as a mandatory prepayment of the Term Loan; provided, however, that any proceeds from the holdback in the amount of $1,280,000 payable to the Company in connection with the Sibson APA and any working capital adjustments made in connection with the Sibson APA may be used by the Company for working capital purposes. The term "Remaining Sibson Proceeds" shall not include any portion of the foregoing items assigned by the Company and Nextera & Company to the "Assignee" under the Sibson Proceeds Assignment Agreement (and aggregating in an amount not to exceed $6,250,000 without respect to amendments thereto).

                         4.2.7. Persumma Proceeds. The entire gross cash and
                  other consideration paid or to be paid to the Company or any of its Domestic Subsidiaries in connection with the Persumma APA shall be delivered to the Company for working capital purposes. In addition, any and all proceeds arising from the re-sale of software under the Persumma APA net of any option price incurred in connection with such re-sale (the "Persumma Proceeds") shall be applied as follows: (a) fifty percent (50%) to the Agent for the account of the Lenders as a mandatory prepayment of the Term Loan; and (b) fifty percent (50%) to the Company for working capital purposes, subject to the prior written consent of the Agent and Lenders which may be granted or withheld by Agent and Lenders in their discretion.

                         4.2.8. Paradigm and Hoover Proceeds. The entire gross
                  cash and other consideration paid or to be paid to the Company or any of its Domestic Subsidiaries in connection with their respective investments in Paradigm, Inc. or Hoover, Inc. (the "Paradigm and Hoover Proceeds") shall be delivered to the Agent for the account of the Lenders, for application as follows: (a) up to $375,000 to the Company for working capital purposes; and (b) any and all remaining Paradigm and Hoover Proceeds to the Agent for the account of the Lenders as a mandatory prepayment of the Term Loan.

4.3.    Voluntary Prepayments. In addition to the prepayments required by
Section 4.2, the Company may from time to time prepay all or any portion of the Revolving Loan or the Term Loan (in a minimum amount of $500,000 and an integral multiple of $100,000, or such lesser amount as is then outstanding), without premium or penalty of any type. The Company shall give the Agent at least one Banking Day prior notice of its intention to prepay the Loan under this Section 4.3, specifying the date of payment and the total amount of the Revolving Loan or the Term Loan to be paid on such date.

4.4. Letters of Credit. If on the Maturity Date or any accelerated maturity of the Credit Obligations the Lenders shall be obligated in respect of a Letter of Credit or a draft accepted under a Letter of Credit, the Company shall either:

               (a) prepay such obligation by depositing cash with the Agent equal to 105% of the face amount thereof, or

               (b) deliver to the Agent a standby letter of credit (designating the Letter of Credit Issuer as beneficiary and issued by a bank and on terms reasonably acceptable to the Letter of Credit Issuer), in each case in an amount equal to the portion of the then Letter of Credit Exposure issued for the account of the Company. Any such cash so deposited and the cash proceeds of any draw under any standby Letter of Credit so furnished, including any interest thereon, shall be returned by the Agent to the Company only when, and to the extent that, the amount of such cash held by the Agent exceeds the Letter of Credit Exposure at such time and no Default then exists; provided, however, that if an Event of Default occurs and the Credit Obligations become or are declared immediately due and payable, the Agent may apply such cash, including any interest thereon, to the payment of any of the Credit Obligations.

4.5.    Reborrowing; Application of Payments, etc.

                         4.5.1. Reborrowing. The amounts of the Revolving Loan
                  prepaid pursuant to Sections 4.2.1, 4.2.4, 4.2.5 or 4.3 may be reborrowed from time to time prior to the Maturity Date in accordance with Sections 2.1, subject to the limits set forth therein.

                         4.5.2. Order of Application. In the absence of notice
                  to the contrary by the Company, any prepayment of the Loan pursuant to Sections 4.2.2, 4.2.3, 4.2.4 or 4.3 shall be applied first to the Term Loan, with any balance to the Revolving Loan.

                         4.5.3. Payments for Lenders. All payments of principal
                  hereunder shall be made to the Agent for the account of the Lenders in accordance with the Lenders' respective Percentage Interests in the Credit Obligations so repaid.

5.      Financial Consultant; Business Plan.

5.1. Financial Consultant. The Company hereby acknowledges and agrees that the Lenders have elected in their discretion to retain, at the Company's expense, a financial consultant (the "Financial Consultant") to assess the status of the business operations of the Company and to analyze the Company's current and future plans with respect to its continued business operations and the Company's fulfillment of its obligations under the Credit Documents. The Company shall pay the outstanding fees of the Financial Consultant on the date hereof, and thereafter the Company shall reimburse the Lenders, or their counsel, as the case may be, as invoiced, for all reasonable fees and expenses of the Financial Consultant. Company agrees to cooperate with the Financial Consultant in conducting its work, to include, without limitation, access to the Company's facilities and books and records, and the opportunity to interview officers and key agents and employees of the Company, including the Company's outside auditors. The Financial Consultant may conduct any such activity without any prior notice to the Company, provided that, unless there exists a Default or Event of Default under this Agreement or any Credit Document, the Agent shall provide the Company with reasonable prior notice of the first time that the Financial Consultant expects to enter the Company's facilities.

5.2. Business Plan. The Company shall, in good faith and as expeditiously as possible, develop, and deliver to the Lenders on or before December 31, 2002, a comprehensive strategic and financial plan through calendar year 2004 addressing items including the measures taken and to be taken (together with implementation dates) with respect to the Company's business strategies and plans by business unit, together with (a) a month-to-month Profit & Loss statement of the Company and its Subsidiaries; and (b) cash flow projections and pro forma balance sheets of the Company and its Subsidiaries on a Consolidated and Consolidating basis.

6. Lexecon Employee Extension. The Company acknowledges and agrees that certain employees of Lexecon listed on Schedule 6 attached hereto, shall extend their respective written employment agreements through December 31, 2004 (with copies to each Lender) (the "Lexecon Employee Extension"). In addition, (a) except for those employees listed on Schedule 6, bonuses may be paid to employees of the Company and its Subsidiaries after June 30, 2002 in an amount up to 110% of such employee's prior bonus regardless of whether the Lexecon Employee Extension has been completed; (b) bonuses may be paid to those employees listed on Schedule 6 after June 30, 2002 in an amount equal to 110% of such employee's prior bonus provided that the Company has first delivered to the Agent and the Lenders written evidence satisfactory to Agent and Lenders in their discretion that such employee has completed a written extension of his respective employment agreement on or before June 30, 2002; (c) in the event an employee listed on Schedule 6 has not completed an extension of his written employment agreement on or before December 31, 2002, then such employee's bonus shall not be paid before January 31, 2003; and (d) the Company's failure to complete the Lexecon Employee Extension on or before January 1, 2003 shall constitute an Event of Default hereunder (as described more fully in Section
12.1.3 hereof).

7.      Matters Relating to Junior Secured Indebtedness.

               7.1. Principal Amount. The principal amount owed to Knowledge Universe, on account of the Junior Secured Indebtedness, as of March 26, 2002, is $23,093,441.20. Knowledge Universe shall not at any time extend credit to the Company or any Subsidiary in an aggregate principal amount in excess of such amount; provided, however, Knowledge Universe may extend credit to the Company or any of its Subsidiaries in the form of PIK Interest.

                         7.1.1. Reaffirmation of Guaranty and Related Letter of
                  Credit. Knowledge Universe hereby acknowledges and reaffirms its liability for all payment and performance obligations of the Company and its Subsidiaries to the Agent and the Lenders, now existing or hereafter arising, pursuant to the terms of the Knowledge Universe Guaranty as amended hereby. In addition, Knowledge Universe also acknowledges and reaffirms its supporting Irrevocable Letter of Credit dated April 16, 2001, as amended, a true and accurate copy of which is attached as Exhibit 7.1.1.

                         7.1.2. Knowledge Universe Subordination. Knowledge
                  Universe acknowledges and agrees that the Junior Secured Indebtedness, and the rights of Knowledge Universe against the Company and the Guarantors, and any obligation owed to Knowledge Universe arising out of or in connection with the Junior Secured Indebtedness or any document executed or delivered in connection therewith, shall be and hereby is subordinated to the prior Payment In Full of all Credit Obligations. Except as set forth in Section 10.10.2 hereof, Knowledge Universe agrees that neither the Company nor any Guarantor shall, directly or indirectly, by payment, distribution, set-off, recoupment or otherwise, pay or distribute any cash, securities or other property on account of the Junior Secured Indebtedness until the Credit Obligations have been Paid In Full. The Junior Secured Indebtedness is subordinate to liens and rights of payment on the same terms as set forth herein and in the Credit Documents to any replacement or successor Senior Lender, such as in connection with or refinancing of all or a portion of the Credit Obligations, without fee, delay or other concessions.

                         7.1.3. Turnover of Distributions. If, notwithstanding
                  the preceding Section 7.1.2 and subject to Section 10.10.2 below, Knowledge Universe shall receive any Distributions in respect of Junior Secured Indebtedness before all Credit Obligations have been Paid In Full, Knowledge Universe shall hold the same in trust and promptly transfer and turnover all such Distributions to the Agent for application to the payment or satisfaction of the Credit Obligations as provided in this Agreement.

                         7.1.4. Conversion of Preferred Stock. Knowledge
                  Universe may restructure, exchange or convert its existing preferred stock in the Company into any equity or debt securities of the Company; provided that any and all indebtedness owing by the Company to Knowledge Universe shall not at any time exceed $47,000,000 in the aggregate (exclusive of PIK Interest and accrued Interest); and, provided further, that any and all of such indebtedness shall be deemed to be Junior Secured Indebtedness, which is subordinated in priority and payment to the Loans, as evidenced by documentation satisfactory to the Lenders in their discretion.

8.      Bonus Matters.

        8.1. Bonus Obligations. The Company shall not make any payments, including but not limited to regularly scheduled payments of principal, interest or other charges, on account of any subordinated debt, management fees to affiliates, dividends, bonus compensation to officers, including but not limited to special incentive bonuses, retention or other programs or charges, and whether or not such programs, bonuses or charges were previously announced (the "Bonus Obligations"), except for the following:

                  (a) Lexecon and Sibson & Company Employees. The Company may pay bonus compensation and profit sharing contributions owing to employees of Lexecon and Sibson & Company, set forth on Company's Bonus Schedule (totaling in the aggregate approximately $13,000,000) from its cash flow; and

                  (b) Headquarters and Joint Services Group. The Company may pay bonus compensation owing to employees of the Company's "Headquarters and Joint Services Group" set forth on Company's Bonus Schedule (totaling in the aggregate approximately $850,000) on or after March 30, 2002 from its cash flow.

The Company agrees that it shall not pay Bonus Obligations in excess of the amounts set forth on its Bonus Schedule unless the Agent and the Lenders have issued their prior written consent, which consent may be granted or withheld by the Agent and the Lenders in their discretion. The Company further acknowledges and agrees that all Bonus Obligations shall be and are expressly subordinate and junior in right of payment and exercise of remedies to the Credit Obligations owing to the Agent and the Lenders.

8.2. Bonus Account. Subsequent to, but in any event no later than April 30, 2002, the Company shall deposit with the Agent cash for establishment of a segregated account subject to Lenders' liens in an amount equal to the Agreed Percentage (as defined below) of all earned but unpaid employee bonuses (except any accrued bonuses not subject to this Section 8.2, as designated in their discretion by the Agent and the Lenders in writing) ("Bonus Account"), which Bonus Account shall disbursed by the Company only to fund such bonuses, and thereafter the Company shall deposit additional cash into the Bonus Account if additional bonuses are earned and/or accrued and not immediately paid. The Agreed Percentage referred to in this Section 8.2 shall mean an amount equal to the dollar amount of all such accrued and unpaid bonuses, plus in each calendar month an additional amount equal to the then applicable percentage of such accrued and unpaid bonuses set forth in the row titled "Escrow Earned and Unpaid Bonus percentage" in Company's forecasts dated January 24, 2002 and delivered to the Agent and the Lenders by e-mail on January 24, 2002.

8.3. Bonus Schedule Confidentiality. The Agent and the Lenders acknowledge and agree that the Bonus Schedule is subject to Section 16 of this Agreement (Confidentiality).

9.      Conditions to Extending Credit.

9.1. Conditions on Initial Closing Date. The obligations of the Lenders to make the initial extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Initial Closing Date, of the conditions set forth in this Section 9.1 as well as the further conditions in Section 9.2. If the conditions set forth in this Section 9.1 are not met on or prior to the Initial Closing Date, the Lenders shall have no obligation to make any extensions of credit hereunder.

                         9.1.1. Notes. The Company shall have duly executed and
                  delivered to the Agent a Revolving Note and a Term Note for each Lender having a Commitment with respect thereto who has requested delivery of a Note prior to the Initial Closing Date.

                         9.1.2. Payment of Fees.

               (a) Facility Fee. The Company shall have paid to the Agent for the account of the Lenders the first installment of the Facility Fee described in Section 3.3.2 of this Agreement;

               (b) Accrued Legal Fees. The Company shall have paid to the Agent cash sufficient for full reimbursement for all professional fees and expenses incurred by the Agent in connection with the negotiation and preparation of this Agreement and the transactions contemplated herein; provided, however, that any unused amounts shall be returned to the Company, including any unused portion of the $50,000 legal fee retainer paid by the Company in February 2002.

                         9.1.3. Intentionally Omitted.

                         9.1.4. Legal Opinions. On the Initial Closing Date, the
                  Lenders shall have received from Maron & Sandler, special counsel for the Company and its Subsidiaries, its opinion with respect to the transactions contemplated by the Credit Documents, which opinion shall be in form and substance reasonably satisfactory to the Required Lenders. The Company authorizes and directs its special counsel to furnish the foregoing opinion.

                         9.1.5. Guarantee and Security Agreements.

               (a) Subsidiary Guarantee. Each of the Company and its Domestic Subsidiaries (other than Cranberry Hill Capital) shall have duly authorized, executed and delivered to the Agent an Amended and Restated Guarantee and Security Agreement in substantially the form of Exhibit 9.1.5(a) (the "Subsidiary Guarantee").

               (b) Knowledge Universe Guaranty. Knowledge Universe Capital Co. LLC shall have duly authorized, executed and delivered to the Agent an Amended and Restated Limited Guaranty in substantially the form of
        Exhibit 9.1.5(b) (the "Knowledge Universe Guaranty").

                         9.1.6. Perfection of Security. Each Obligor shall have
                  duly authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, notices, financing statements, memoranda of intellectual property security interests and other instruments as the Agent may have reasonably requested in order to perfect the Liens purported or required pursuant to the Credit Documents to be created in the Credit Security and shall have paid all filing or recording fees or taxes required to be paid in connection therewith, including any recording, mortgage, documentary, transfer or intangible taxes.

                         9.1.7. Subordination Agreement. Each of Knowledge
                  Universe Capital Co. LLC and the Company shall have duly authorized, executed and delivered to the Agent an Amended and Restated Subordination Agreement in substantially the form of Exhibits 9.1.7 (the "Subordination Agreement").

                         9.1.8. Intentionally Omitted.

                         9.1.9. Warrants. The Company shall have delivered to
                  the Lenders the warrants described in Section 10.10.

                         9.1.10. Intentionally Omitted.

                         9.1.11. Persumma Schedule. The Company shall have
                  delivered to the Agent and the Lenders a schedule of all securities sold or to be sold in connection with the Persumma APA and the transactions contemplated therein ("Persumma Schedule"). The Persumma Schedule shall be in form and substance satisfactory to the Lenders in their discretion.

                         9.1.12. Intentionally Omitted.

                         9.1.13. Solvency.

               (a) After giving effect to the incurrence of the Credit Obligations, the Company and its Domestic Subsidiaries, taken as a whole:

                      (i)    shall be solvent;

                      (ii) shall have assets having a fair saleable value in excess of the amount required to pay their probable liability on their existing debts as such debts become absolute and mature;

                      (iii) shall have access to adequate capital for the conduct of their business; and

                      (iv) shall have the ability to pay their debts from time to time incurred as such debts mature.

                         9.1.14. Termination of Prior Credit Agreement.
                  Contemporaneously with the initial advances hereunder, the Company and its Subsidiaries shall have paid in full all principal, interest and other accrued and outstanding amounts under the Prior Credit Agreement (other than reimbursement obligations with respect to letters of credit issued under the Prior Credit Agreement that constitute Letters of Credit under this Agreement in accordance with Section 2.3.1), all Liens securing amounts owing under the Prior Credit Agreement shall have been released or assigned to the Agent and the Prior Credit Agreement shall have become terminated and of no further force or effect (except for indemnity provisions that by their terms survive the termination of the Prior Credit Agreement).

                         9.1.15. Proper Proceedings. This Agreement, each other
                  Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.

                         9.1.16. General. All legal and corporate proceedings in
                  connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent and the Agent shall have received copies of all documents, including certified copies of the Charter and By-Laws of the Company and the other Obligors, records of corporate proceedings, certificates as to signatures and incumbency of officers and opinions of counsel, which the Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

9.2. Conditions to Each Extension of Credit. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

                         9.2.1. Officer's Certificate. The representations and
                  warranties contained in Section 11 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date); no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; no Material Adverse Change shall have occurred; and the Company shall have furnished to the Agent in connection with the requested extension of credit a certificate to these effects, in substantially the form of Exhibit 9.2.1, signed by a Financial Officer.

                         9.2.2. Legality, etc. The making of the requested
                  extension of credit shall not (a) subject any Lender to any penalty or special tax (other than a Tax for which the Company is required to reimburse the Lenders under Section 3.5), (b) be prohibited by any Legal Requirement or (c) violate any credit restraint program of the executive branch of the government of the United States of America, the Board of Governors of the Federal Reserve System or any other governmental or administrative agency so long as any Lender reasonably believes that compliance therewith is customary commercial practice.

10. General Covenants. Each of the Company and the other Guarantors covenants that, until all of the Credit Obligations shall have been paid in full and until the Lenders' commitments to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated, the Company and its Subsidiaries shall comply with the following provisions:

10.1.    Taxes and Other Charges: Accounts Payable.

                         10.1.1. Taxes and Other Charges. Each of the Company
                  and its Subsidiaries shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that each of the Company and its Subsidiaries shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

                         10.1.2. Accounts Payable. Each of the Company and its
                  Subsidiaries shall promptly pay when due, or in conformity with customary trade terms, all accounts payable incident to the operations of such Person not referred to in Section 10.1.1; provided, however, that any such accounts payable need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

10.2.    Conduct of Business, etc.

                         10.2.1. Types of Business. The Company and its
                  Subsidiaries shall engage only in the business of (a) business consulting, (b) minority investments in and cooperative ventures with Internet, intellectual property and other service-oriented businesses and (c) other activities related thereto.

                         10.2.2. Maintenance of Properties. Each of the Company
                  and its Subsidiaries:

               (a) shall keep its properties in such repair, working order and condition, and shall from time to time make such repairs, replacements, additions and improvements thereto, as are necessary for the efficient operation of its businesses and shall comply at all times in all material respects with all material franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where (i) compliance is at the time being contested in good faith by appropriate proceedings and (ii) failure to comply with the provisions being contested has not resulted, and does not create a material risk of resulting, in the aggregate in any Material Adverse Change; and

               (b) shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business; provided, however, that this Section 10.2.2(b) shall not prevent the merger, consolidation or liquidation of Subsidiaries permitted by Section 10.12.

                         10.2.3. Statutory Compliance. Each of the Company and
                  its Subsidiaries shall comply in all material respects with all valid Legal Requirements applicable to it, except where
                  (a) compliance therewith shall at the time be contested in good faith by appropriate proceedings and (b) failure so to comply with the provisions being contested has not resulted, and does not create a material risk of resulting, in the aggregate in any Material Adverse Change.

                         10.2.4. Compliance with Material Agreements. Each of
                  the Company and its Subsidiaries shall comply in all material respects with the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Credit Document). Without the prior written consent of the Required Lenders, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the Lenders.

10.3.    Insurance.

                         10.3.1. Business Interruption Insurance. Each of the
                  Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance related to interruption of business, either for loss of revenues or for extra expense, in the manner customary for businesses of similar size engaged in similar activities.

                         10.3.2. Property Insurance. Each of the Company and its
                  Subsidiaries shall keep its assets which are of an insurable character insured by financially sound and reputable insurers against theft and fraud and against loss or damage by fire, explosion and hazards insured against by extended coverage to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

                         10.3.3. Liability Insurance. Each of the Company and
                  its Subsidiaries shall maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities; provided, however, that it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

10.4. Financial Statements and Reports. Each of the Company and its Subsidiaries shall maintain a system of accounting in which correct entries shall be made of all transactions in relation to their business and affairs in accordance with generally accepted accounting practice. The fiscal year of the Company and its Subsidiaries shall end on December 31 in each year and the fiscal quarters of the Company and its Subsidiaries shall end on March 31, June 30, September 30 and December 31 in each year.

                         10.4.1. Annual Reports. The Company shall furnish to
                  the Agent (with copies for each Lender) within ninety two (92) days after the end of each fiscal year, the Consolidated and Consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, the Consolidated and Consolidating statements of income and Consolidated statements of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal year (all in reasonable detail) and, in the case of Consolidated financial statements, comparative figures for the immediately preceding fiscal year, all accompanied by:

               (a) Reports of independent certified public accountants of recognized national standing reasonably satisfactory to the Required Lenders, containing no material qualification, to the effect that they have audited the foregoing Consolidated financial statements in accordance with generally accepted auditing standards and that such Consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

               (b) The statement of such accountants that they have caused this Agreement to be reviewed and that in the course of their audit of the Company and its Subsidiaries no facts have come to their attention that cause them to believe that any Default exists and in particular that they have no knowledge of any Default under the Computation Covenants or, if such is not the case, specifying such Default and the nature thereof. This statement is furnished by such accountants with the understanding that the examination of such accountants cannot be relied upon to give such accountants knowledge of any such

        Default except as it relates to accounting or auditing matters within the scope of their audit.

               (c) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

               (d) Computations by the Company comparing the financial statements referred to above with the most recent budget for such fiscal year furnished to the Agent in accordance with Section 10.4.4.

               (e) Beginning in the Company's fiscal year ended December 31, 2002, Computations by the Company in substantially the form of Exhibit
        10.4 demonstrating, as of the end of such fiscal year, compliance with the Computation Covenants, signed by a Financial Officer.

               (f) Calculations, as at the end of such fiscal year, of (i) the Accumulated Benefit Obligations for each Plan (other than Multiemployer Plans) having Accumulated Benefit Obligations in excess of $1,000,000 and (ii) the fair market value of the assets of such Plan allocable to such benefits.

               (g) Supplements to Exhibits 11.1, 11.3, 11.14 and 11.15 showing any changes in the information set forth in such exhibits not previously furnished to the Agent in writing, as well as any changes in the Charter, Bylaws or incumbency of officers of the Obligors from those previously certified to the Agent.

               (h) In the event of a change in GAAP after December 31, 2001, computations by the Company, signed by a Financial Officer, reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in
        Section 6 and related definitions.

               (i) In reasonable detail, management's discussion and analysis of the results of operations and the financial condition of the Company and its Subsidiaries as at the end of and for the year covered by such financial statements.

                         10.4.2. Quarterly Reports. The Company shall furnish to
                  the Agent (with copies for each Lender) within forty seven
                  (47) days after the end of each of the first three fiscal quarters of the Company, the internally prepared Consolidated and Consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, the Consolidated and Consolidating statements of income and the Consolidated statements of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended (all in reasonable detail) and comparative figures for the same period in the preceding fiscal year, all accompanied by:

               (a) A certificate of the Company signed by a Financial Officer to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

               (b) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

               (c) Computations by the Company comparing the financial statements referred to above with the most recent budget for the period covered thereby furnished to the Agent in accordance with Section 10.4.4.

               (d) Computations by the Company in substantially the form of
        Exhibit 10.4 demonstrating, as of the end of such quarter, compliance with the Computation Covenants, signed by a Financial Officer.

               (e) Supplements to Exhibits 11.1, 11.3, 11.14 and 11.15 showing any changes in the information set forth in such exhibits not previously furnished to the Agent in writing, as well as any changes in the Charter, Bylaws or incumbency of officers of the Obligors from those previously certified to the Agent.

               (f) In reasonable detail, management's discussion and analysis of the results of operations and financial condition of the Company and its Subsidiaries as at the end of and for the fiscal period covered by the financial statements referred to above.

               (g) An updated schedule of all intellectual property owned or used by the Company.

                         10.4.3. Monthly Reports.

               (a) Rolling Thirteen-Week Cash Flow Forecast Report. The Company shall furnish to Agent (with copies for each Lender) as soon as available and, in any event, within ten (10) days after the end of each calendar month: (i) an updated thirteen-week cash flow projection whereby the first calendar month shall be deleted and updated with the calendar month immediately succeeding the last calendar month included in the previous report; (ii) a detailed reconciliation analysis of actual results compared to projected results for the prior month; and
        (iii) a written explanation of all material variances.

               (b) Payable and Receivable Agings and Other Reports. The Company shall furnish to the Agent (with copies to each Lender) as soon as available and, in any event, within twenty five (25) days after the end of each calendar month, an updated comprehensive and operational report for the prior month containing such items as payable and receivable agings, an internally prepared Consolidated balance sheet of the Company and its Subsidiaries, and Consolidated Statements of income and cash flows of the Company and its Subsidiaries, together with other financial reporting items in substantially the form of the Company's internal reports.

               (c) Balance Sheets, Statements of Income and Internal Reports. The Company shall furnish to the Agent (with copies to each Lender) as soon as available and, in any event, within twenty five (25) days after the end of each month (other than months that coincide with the end of a fiscal quarter of the Company, the internally prepared Consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the Consolidated statements of income of the Company and its Subsidiaries for such month (all in reasonable detail), together with written detail as to all material variances from the Company's budget and such other financial reporting items in substantially the form of the Company's internal monthly reports, all accompanied by a certificate of the Company signed by a Financial Officer to the effect that such financial statements were prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Persons covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

               (d) Financial Covenants. The Company shall furnish to the Agent (with copies to each Lender) as soon as available and, in any event, within forty five (45) days after the end of each calendar quarter (March, June, September and December), a report that demonstrates the Company's compliance (or non-compliance) with the Certain Financial Tests set forth in Section 10.5 and within twenty five (25) days after the end of each calendar month, a report that demonstrates compliance (or non-compliance) with the requirements of the Bonus Account set forth at Section 8.2 of this Agreement.

                         10.4.4. Other Reports. The Company shall promptly
                  furnish to the Agent (with copies to each Lender):

               (a) As soon as prepared and in any event before the beginning of each fiscal year, an annual budget and operating projections for such fiscal year of the Company and its Subsidiaries.

               (b) Any material updates of such budget and projections.

               (c) Any management letters furnished to the Company or any of its Subsidiaries by the Company's auditors.

               (d) All budgets, projections, statements of operations and other reports furnished generally to the shareholders of the Company.

               (e) Such registration statements, proxy statements and reports, including Forms S-l, S-2, S-3, S-4, 10-K, 10-Q and 8-K, as may be filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission.

               (f) Any 90-day letter or 30-day letter from the federal Internal Revenue Service (or the equivalent notice received from state or other taxing authorities) asserting tax deficiencies against the Company or any of its Subsidiaries.

                         10.4.5. Notice of Litigation, Defaults, etc. The
                  Company shall promptly furnish to the Agent notice of any litigation or any administrative or arbitration proceeding (a) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by the Company and its Subsidiaries of more than $250,000 or (b) which results, or creates a material risk of resulting, in a Material Adverse Change. Promptly upon acquiring knowledge thereof, the Company shall notify the Agent of the existence of any Default or Material Adverse Change, specifying the nature thereof and what action the Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto.

                         10.4.6. ERISA Reports. The Company shall furnish to the
                  Agent (with copies for each Lender) as soon as available the following items with respect to any Plan:

               (a) any request for a waiver of the funding standards or an extension of the amortization period,

               (b) notice of any reportable event (as defined in Section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation,

               (c) any notice received by any ERISA Group Person that the PBGC has instituted or intends to institute proceedings to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization,

               (d) notice of the possibility of the termination of any Plan by its administrator pursuant to Section 4041 of ERISA, and

               (e) notice of the intention of any ERISA Group Person to withdraw, in whole or in part, from any Multiemployer Plan.

                         10.4.7. Other Information. Subject to Section 16, from
                  time to time at reasonable intervals upon request of the Agent, each of the Company and its Subsidiaries shall furnish to the Agent such other information regarding the business, assets, financial condition, income or prospects of the Company and its Subsidiaries as such officer may reasonably request, including copies of all tax returns, licenses, agreements, leases and instruments to which any of the Company or its Subsidiaries is party. Each Lender's authorized officers and representatives shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Company and its Subsidiaries, to make copies and notes therefrom for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document; provided, however, that the Agent shall coordinate the exercise of such Lenders' rights to the extent practicable.

10.5.    Certain Financial Tests.

                         10.5.1. Leverage Ratio. The Company shall not permit
                  for any period set forth below (measured as of the last day of each fiscal quarter of the Company), the ratio of (a) Consolidated Total Senior Debt (measured as of the last day of each fiscal quarter of the Company) to (b) Consolidated EBITDA to be more than the ratio corresponding to such period in the table set forth below. For purposes of the Leverage Ratio, the calculation of Consolidated EBITDA shall be performed (i) for quarters commencing January 1, 2002 and ending on or prior to September 30, 2002, based on an annualization of the number of months actually elapsed for which Consolidated EBITDA has been calculated and (ii) for quarters ending on or after December 31, 2002, based on Consolidated EBITDA for the immediately preceding twelve (12) months ended as of the last day of such quarter.

  Period Ending:                                             Leverage Ratio
  --------------                                             --------------
  March 31, 2002                                             3.3:1.00
  June 30, 2002                                              2.6:1.00
  September 30, 2002                                         2.3:1.00
  December 31, 2002                                          2.0:1.00
  March 31, 2003                                             2.0:1.00
  June 30, 2003                                              1.75:1.00
  September 30, 2003                                         1.5:1.00
  December 31, 2003                                          1.25:1.00

                         10.5.2. Current Ratio. The ratio of Consolidated
                  Current Assets to Consolidated Current Liabilities (measured on the last day of each fiscal quarter of the Company) shall not at any time be less than the ratio corresponding to such period in the table set forth below:

               FISCAL QUARTER ENDED                                RATIO
               --------------------                                -----
  March 31, 2002                                            0.80:1.00
  June 30, 2002                                             0.80: 1.00
  September 30, 2002                                        0.75:1.00
  December 31, 2002                                         0.75:1.00
  March 31, 2003                                            0.30:1.00*
  June 30, 2003                                             0.30:1.00*
  September 30, 2003                                        0.30:1.00*
  December 31, 2003                                         0.30:1.00*

        *The ratios set forth for the periods ending March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003 assume that the Credit Obligations owing to the Lenders are carried as current liabilities on the balance sheet of the Company and its Subsidiaries at such date determined in accordance with GAAP on a Consolidated basis. In the event that the foregoing ratios are not carried as current liabilities on the balance sheet of the Company and its Subsidiaries at such date determined in accordance with GAAP on a Consolidated basis, then the ratios for such periods shall be adjusted accordingly.

                         10.5.3. Total Debt Service Ratio. The ratio of (a)
                  Consolidated EBITDA minus actual cash payments made or accrued on account of taxes and Capital Expenditures (measured on the last day of each fiscal quarter of the Company) to (b) Consolidated Total Debt Service (excluding the Cambridge Acquisition Note) shall not at any time be less than the ratios corresponding to such period in the table set forth below:

       PERIOD COMMENCING ON JANUARY 1, 2002 AND                  LEVERAGE RATIO
                        ENDING:
       ----------------------------------------                  --------------
    March 31, 2002                                            1.12:1.00
    June 30, 2002                                             1.12:1.00
    September 30, 2002                                        1.12:1.00
    December 31, 2002                                         1.12:1.00
    March 31, 2003                                            1.15:1.00
    June 30, 2003                                             1.15:1.00
    September 30, 2003                                        1.15:1.00
    December 31, 2003                                         1.15:1.00

                         10.5.4. Maximum Capital Expenditures. The Company shall
                  not make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Company and its Subsidiaries to exceed $1,500,000 in the Company's fiscal year ended 2002 and $2,500,000 in the Company's fiscal year ended 2003 in the aggregate at any time.

10.6. Indebtedness. Neither the Company nor any of its Subsidiaries shall create, incur, assume or otherwise become or remain liable with respect to any Indebtedness (or become contractually committed to do so), except the following:

                         10.6.1. Indebtedness in respect of the Credit
                  Obligations.

                         10.6.2. Guarantees permitted by Section 10.7.

                         10.6.3. Current liabilities, other than Financing Debt,
                  incurred in the ordinary course of business.

                         10.6.4. To the extent that payment thereof shall not at
                  the time be required by Section 10.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

                         10.6.5. Indebtedness secured by Liens of carriers,
                  warehouses, mechanics, landlords and other Persons permitted by Sections 10.8.5 and 10.8.6.

                         10.6.6. Indebtedness in respect of judgments or awards
                  (a) which have been in force for less than the applicable appeal period or (b) in respect of which the Company or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and, in the case of each of clauses (a) and (b), the Company or such Subsidiary shall have taken appropriate reserves therefor in accordance with GAAP and execution of such judgment or award shall not be levied.

                         10.6.7. To the extent permitted by Section 10.8.7,
                  Indebtedness in respect of Capitalized Lease Obligations or secured by purchase money security interests; provided, however, that the aggregate principal amount of all Indebtedness permitted by this Section 10.6.7 at any one time outstanding shall not exceed $2,500,000.

                         10.6.8. Indebtedness in respect of deferred taxes
                  arising in the ordinary course of business.

                         10.6.9. Intentionally Omitted.

                         10.6.10. Unfunded pension liabilities and obligations
                  with respect to Plans so long as the Company and all other ERISA Group Persons are in compliance with Section 10.16.

                         10.6.11. Indebtedness outstanding on the date hereof
                  and described in Exhibit 11.3 and (except with respect to the Prior Credit Agreement, which shall be terminated on the Initial Closing Date) all renewals, refinancings and extensions thereof not in excess of the amount thereof outstanding immediately prior to such renewal or extension (without reducing Indebtedness permitted under the other provisions of this Section 10.6).

                         10.6.12. Intentionally Omitted.

                         10.6.13. Intentionally Omitted.

10.7. Guarantees; Letters of Credit. Neither the Company nor any of its Subsidiaries shall become or remain liable with respect to any Guarantee, including reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties (or become contractually committed do to so), except the following:

                         10.7.1. Letters of Credit and Guarantees of the Credit
                  Obligations.

                         10.7.2. Guarantees by the Company or its Subsidiaries
                  of Indebtedness and other obligations incurred by the Company or its Subsidiaries and permitted by Section 10.6.


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

10.8. Liens. Neither the Company nor any of its Subsidiaries shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (or become contractually committed to do so), except the following:

                         10.8.1. Liens on the Credit Security that secure the
                  Credit Obligations.

                         10.8.2. Liens to secure taxes, assessments and other
                  governmental charges, to the extent that payment thereof shall not at the time be required by Section 10.1.

                         10.8.3. Deposits or pledges made (a) in connection
                  with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, (b) in connection with casualty insurance maintained in accordance with Section 10.3, (c) to secure the performance of bids, tenders, contracts (other than contracts relating to Financing Debt) or leases, (d) to secure statutory obligations or surety or appeal bonds, (e) to secure indemnity, performance or other similar bonds in the ordinary course of business or (f) in connection with contested amounts to the extent that payment thereof shall not at that time be required by Section 10.1.

                         10.8.4. Liens in respect of judgments or awards, to the
                  extent that such judgments or awards are permitted by Section
                  10.6.6 but only to the extent that such Liens are junior to the Liens on the Credit Security granted to secure the Credit Obligations.

                         10.8.5. Liens of carriers, warehouses, mechanics and
                  similar Liens, in each case (a) in existence less than ninety
                  (90) days from the date of creation thereof or (b) being contested in good faith by the Company or any Subsidiary in appropriate proceedings (so long as the Company or such Subsidiary shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto).

                         10.8.6. Encumbrances in the nature of (a) zoning
                  restrictions, (b) easements, (c) restrictions of record on the use of real property, (d) landlords' and lessors' Liens on rented premises and (e) restrictions on transfers or assignment of leases, which in each case do not materially detract from the value of the encumbered property or impair the use thereof in the business of the Company or any Subsidiary.

                         10.8.7. Liens in an aggregate amount not to exceed
                  $2,500,000 during the term of this Agreement, on account of
                  (a) purchase money security interests (including mortgages, conditional sales, Capitalized Leases and any other title retention or deferred purchase devices), interests in leases or tangible personal property (other than inventory) existing or created on the date on which such property is acquired or within sixty (60) days thereafter, and (b) the renewal, extension or refunding of any security interest referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that (i) each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property; and (ii) the aggregate principal amount of all Indebtedness secured by Liens permitted by this Section 10.8.7 shall not exceed the amount permitted by Section 10.6.7.

                         10.8.8. Restrictions under federal and state securities
                  laws on the transfer of securities.

                         10.8.9. The sale of doubtful accounts receivable for
                  collection in the ordinary course of business.

                         10.8.10. Liens as in effect on the date hereof
                  described in Exhibit 11.3 (and renewals and replacements thereof) and securing Indebtedness permitted by Section
                  10.6.11 (without reducing Liens permitted under the other provisions of this Section 10.8).

                         10.8.11. Liens arising from Uniform Commercial Code
                  financing statements and similar documents filed on a precautionary basis in respect of operating leases intended by the parties to be true leases.

                         10.8.12. Intentionally Omitted.

10.9. Investments and Acquisitions. Neither the Company nor any of its Subsidiaries shall have outstanding, acquire or hold any Investment (or become contractually committed to do so), except the following:

                         10.9.1. Intentionally Omitted.

                         10.9.2. Intentionally Omitted.

                         10.9.3. Investments in Cash Equivalents

                         10.9.4. Guarantees permitted by Section 10.7.

                         10.9.5. Intentionally Omitted.

                         10.9.6. Intentionally Omitted.

                         10.9.7. Investments outstanding on the date hereof and
                  described in Exhibit 11.3 (without reducing Investments permitted under the other provisions of this Section 10.9).

                         10.9.8. Intentionally Omitted.


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

10.10.  Distributions; Warrants; Issuance of Stock of the Company.

                         10.10.1. Distributions. Neither the Company nor any of
                  its Subsidiaries shall make any Distribution (or become contractually committed to do so), except the following:

               (a) So long as immediately before and after giving effect thereto no Default exists, Subsidiaries of the Company may make Distributions to the Company or any Wholly Owned Subsidiary of the Company and the Company and its Subsidiaries may make Investments permitted by Section 10.9;

               (b) The Company may make Distributions of PIK Interest on the Debentures in accordance with their terms and, so long as the Cash Interest Payment Conditions are and shall continue to be satisfied, the Company may make cash interest payments on the Debentures (the "Cash Interest Payments") in an amount equal the Permitted Cash Interest Payment Amount (as defined below). The term "Permitted Cash Interest Payment Amount" shall mean an amount equal to the lesser of (a) an amount equal to the accrued, scheduled, mandatory cash payments of interest on the Debentures in accordance with their terms, including subordination terms, (b) for any period, an amount equal to the aggregate amount of cash interest paid to the Lenders for such period (without respect to the rate of interest charged after the occurrence of a Default or Event of Default hereunder); and

               (c) So long as immediately before and after giving effect thereto no Default exists, the Company may repurchase Company stock, options to acquire such stock and Debentures in an aggregate amount not exceeding $200,000 in any year in cash, as well as any non-cash repurchases of the Debentures consummated by offsetting corresponding amounts owing to the Company by such employees, and any repurchases made from the cash proceeds of exercises under the Company's stock option plans and employee stock purchase plans.

                         10.10.2. On or before the Initial Closing Date, the
                  Company shall issue the following warrants in favor of the Lenders (a) Warrant Nos. __ and __ to purchase an aggregate of 1,418,351 shares of the Company's Class A Common Stock at an exercise price of $0.86 per share, as amended and restated substantially in the form of Exhibit 10.10.2(a); and (b) Warrant Nos. ___ and ____to purchase an aggregate of 400,000 shares of the Company's Common Stock at an exercise price of $0.60 per share, substantially in the form of Exhibit 10.10.2(b).

10.11.   Issuance of Stock of Company.

                         10.11.1. Participation in Future Offerings. Except as
                  provided in paragraph 10.11.1(b) the Company shall offer (the "New Offer") to each Lender the opportunity to acquire any capital stock which may be offered by the Company from time to time after the date of this Agreement (any such shares being herein referred to as "New Shares"), all pursuant to the terms and conditions of this Section 10.11.

               The rights of the Lenders under this Section 10.11 shall not apply to:

               (a) capital stock of any class or series issued as a stock dividend exclusively to holders of stock of the same class or series or upon any subdivision or combination of shares of that class or series; or

               (b) capital stock of any class or series issued upon exercise of all options, warrants, preferred stock and other rights to acquire securities of the Company outstanding as of the date hereof; or

               (c) shares issued under an employee stock purchase plan or pursuant to options exercisable for shares of Common Stock (such number subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event), issued after the date of this Agreement to directors, officers, employees or consultants of the Company and any Subsidiary pursuant to any qualified or non-qualified stock option plan or other equity incentive plan approved by the Board of Directors of the Company, equal to the first 30% of the outstanding stock of the Company, calculated on fully-diluted basis.

                         10.11.2. Notice of Issuance. The Company shall deliver
                  written notice to each Lender of the terms and conditions of each transaction pursuant to which the Company intends to issue New Shares. Such notice shall be delivered to each Lender not later than the Banking Day thirty (30) days prior to the day upon which any such transaction is scheduled to be consummated. By such notice, the Company shall offer to sell to each Lender the applicable amount of securities calculated pursuant to Section 10.11.4.

                         10.11.3. Acceptance of Shares. Each Lender may accept
                  any such offer made pursuant to this Section 10.11 in whole or in part by delivering to the Company a written agreement to make such purchase, specifying the amount of the securities to be purchased by such Lender, no later than the Banking Date ten (10) Banking Days following the day of receipt by such Lender of notice from the Company under Section 10.11.2 above. The terms and conditions, price, timing of closing and other provisions of such agreement by the Lenders shall be not less favorable to the Company than those of the other agreement to purchase such New Shares.

                         10.11.4. Percentage Interest. The amount of New Shares
                  to be offered to each Lender for purchase pursuant to this
                  Section 10.11 shall, with respect to each transaction subject hereto, be allocated among the Lenders pro rata according to their respective Percentage Interests in the Loans, calculated by multiplying (a) the aggregate number of New Shares to be offered, times (b) each Lender's ownership interest in the Company immediately prior to the purchase of the New Shares; provided, however, that in the event either Lender does not wish to purchase its respective pro rata share of the New Shares offered by the Company, then the other Lender shall have the right to purchase any New Shares not purchased. The remaining Lender shall indicate in such remaining Lender's response to the New Offer whether and to what extent it desires to purchase more than such Lender's pro rata share, and act upon the New Offer as soon as practicable after receipt from the Company of notice that certain of the New Shares are available for oversubscription, and in all events within twenty (20) Banking Days after receipt of the New Offer.

                         10.11.5. No Accumulation. Each transaction or proposed
                  issuance under this Section 10.11 is a separate transaction. The failure of either Lender to exercise in whole or in part any prior offer shall not increase its rights with respect to any future transaction subject hereto and the rights of either Lender under this Section 10.11 with respect to any transaction are reduced pro rata to the extent that such Lender acquires securities of the Company by participating directly in such transaction.

10.12. Asset Dispositions and Mergers. Neither the Company nor any of its Subsidiaries shall merge or enter into a consolidation or sell, lease, exchange, sell and lease back, sublease or otherwise dispose of any of its assets (or become contractually committed to do so), except the following:

                         10.12.1. The Company and any of its Subsidiaries may
                  sell or otherwise dispose of (a) inventory and Cash Equivalents in the ordinary course of business, (b) assets (i) that shall be replaced in the ordinary course of business within 12 months by other assets of equal or greater value or
                  (ii) that are no longer used or useful in the business of the Company or such Subsidiary, provided, however that the aggregate fair market value (book value, if greater) of all assets sold under this clause (b) in any fiscal year shall not be material, (c) doubtful accounts receivable for collection purposes in the ordinary course of business and (d) Immaterial Subsidiaries.

                         10.12.2. Any Wholly Owned Subsidiary of the Company may
                  merge, consolidate or be liquidated into the Company or any other Wholly Owned Subsidiary of the Company so long as after giving effect to any such merger to which the Company is a party the Company shall be the surviving or resulting Person.

                         10.12.3. Licensing or leasing of assets for fair value
                  in the ordinary course of business.

                         10.12.4. Nextera Business Performance Solutions Group,
                  Inc. may liquidate or otherwise dispose of all its interest in Cranberry Hill Capital.

                         10.12.5. Mergers or consolidations in connection with
                  acquisitions permitted by Section 10.9.

                         10.12.6. Intentionally Omitted.

                         10.12.7. Intentionally Omitted.

                         10.12.8. Transactions constituting the offset of
                  Indebtedness permitted by Section 10.10.3.

10.13.  Issuance of Stock by Subsidiaries; Subsidiary Distributions.

                         10.13.1. Issuance of Stock by Subsidiaries. No
                  Subsidiary shall issue or sell any shares of its capital stock or other evidence of beneficial ownership to any Person other than (a) the Company or any Wholly Owned Subsidiary of the Company, which shares shall have been pledged to the Agent as part of the Credit Security to the extent required by the Guarantee and Security Agreement, (b) directors of Subsidiaries as qualifying shares to the extent required by Legal Requirements and, in the case of Foreign Subsidiaries, shares required by Legal Requirements to be held by foreign nationals and (c) pro rata Distributions to shareholders of non-Wholly Owned Subsidiaries.

                         10.13.2. No Restrictions on Subsidiary Distributions.
                  Except for this Agreement and the Credit Documents, neither the Company nor any Subsidiary shall enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any Subsidiary to make Distributions or extensions of credit to the Company (directly or indirectly through another Subsidiary).

10.14. Voluntary Prepayments of Other Indebtedness. Neither the Company nor any of its Subsidiaries shall make any voluntary prepayment of principal of or interest on any Financing Debt (other than the Credit Obligations) or make any voluntary redemptions or repurchases of Financing Debt (other than the Credit Obligations), in each case except in order to facilitate a refinancing of Indebtedness permitted by Sections 10.6 or 10.10.3.

10.15. Derivative Contracts. Neither the Company nor any of its Subsidiaries shall enter into any Hedge Agreement or other financial or commodity derivative contracts except to provide hedge protection for an underlying economic transaction in the ordinary course of business.

10.16. Negative Pledge Clauses. Neither the Company nor any of its Subsidiaries shall enter into any agreement, instrument, deed or lease which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any collateral for such obligation if collateral is granted for another obligation, except the following:

                         10.16.1. This Agreement and the other Credit Documents.


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

                         10.16.2. Covenants in documents creating, or that could
                  create, Liens permitted by Section 10.8 prohibiting further or any, as the case may be, Liens on the assets encumbered thereby.

10.17. ERISA, etc. Each of the Company and its Subsidiaries shall comply, and shall cause all ERISA Group Persons to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan. Each of the Company and its Subsidiaries shall meet, and shall cause all ERISA Group Persons to meet, all minimum funding requirements applicable to them with respect to any Plan pursuant to Section 302 of ERISA or section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted. At no time shall the Accumulated Benefit Obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $500,000. The Company and its Subsidiaries shall not withdraw, and shall cause all other ERISA Group Persons not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $500,000 in the aggregate. At no time shall the actuarial present value of unfunded liabilities for post-employment health care benefits (other than COBRA continuation coverage benefits), whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $500,000.

10.18. Transactions with Affiliates. Neither the Company nor any of its Subsidiaries shall effect any transaction with any of their respective Affiliates (except for the Company and its Subsidiaries) on a basis less favorable to the Company and its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate.

10.19. Restricted Operations of Cranberry Hill Capital. Cranberry Hill Capital shall conduct no operations other than owning Investments in former customers of Symmetrix, Inc. (now known as Nextera Business Performance Solutions, Inc.) for the benefit of present and former employees of Symmetrix, Inc. and activities incidental thereto. Cranberry Hill Capital shall own no material assets other than such Investments and cash expected to be spent or distributed within ninety
(90) days.

11. Representations and Warranties. In order to induce the Lenders to extend credit to the Company hereunder, each of the Company and the other Guarantors jointly and severally represents and warrants as follows:

11.1.   Organization and Business.

                         11.1.1. The Company. The Company is a duly organized
                  and validly existing corporation, in good standing under the laws of Delaware, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party,
                  (b) incur the Credit Obligations, (c) grant the Agent for the benefit of the Lenders the security interests in the Credit Security owned by it to secure the Credit Obligations and (d) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of the Company have been previously delivered to the Agent and are correct and complete. Exhibit 11.1, as from time to time hereafter supplemented in accordance with Sections 10.4.1 and 11.4.2, sets forth, as of the later of the date hereof or the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such Sections, (i) the jurisdiction of incorporation of the Company, (ii) the address of the Company's principal executive office and chief place of business, (iii) each name, including any trade name, under which the Company conducts its business and (iv) the jurisdictions in which the Company owns material real or tangible personal property.

                         11.1.2. Subsidiaries. Each Subsidiary of the Company is
                  duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to
                  (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) guarantee the Credit Obligations, (c) grant the Agent for the benefit of the Lenders the security interest in the Credit Security owned by such Subsidiary to secure the Credit Obligations and (d) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of each Subsidiary of the Company have been previously delivered to the Agent and are correct and complete. Exhibit 11.1, as from time to time hereafter supplemented in accordance with Sections 10.4.1 and 10.4.2, sets forth, as of the later of the date hereof or the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such Sections,
                  (i) the name and jurisdiction of organization of each Subsidiary of the Company, (ii) the address of the chief executive office and principal place of business of each such Subsidiary, (iii) each name under which each such Subsidiary conducts its business, (iv) each jurisdiction in which each such Subsidiary owns material real or tangible personal property, and (v) the number of authorized and issued shares and ownership of each such Subsidiary.

                         11.1.3. Qualification. Each of the Company and its
                  Subsidiaries is duly and legally qualified to do business as a foreign corporation or other entity and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate result, or create a material risk of resulting, in any Material Adverse Change.

                         11.1.4.Capitalization. Except as set forth in Exhibit
                  11.1, as from time to time hereafter supplemented in accordance with Sections 10.4.1 and 10.4.2, no options, warrants, conversion rights, preemptive rights or other statutory or contractual rights to purchase shares of capital stock or other securities of any Subsidiary now exist, nor has any Subsidiary authorized any such right, nor is any Subsidiary obligated in any other manner to issue shares of its capital stock or other securities.

11.2. Material Agreements. The Company has previously furnished to the Agent correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements and instruments, each as in effect on the date hereof, listed in Exhibit 11.2, which constitute all agreements and instruments material to the Company and its Subsidiaries on a Consolidated basis (the "Material Agreements").

11.3. Agreements Relating to Financing Debt, Investments, etc. Exhibit 11.3, as from time to time hereafter supplemented in accordance with Sections 10.4.1 and 10.4.2, sets forth:

                         11.3.1. The amounts (as of the dates indicated in
                  Exhibit 11.3, as so supplemented) of all Financing Debt of the Company and its Subsidiaries and all agreements which relate to such Financing Debt.

        Any and all amounts owing by the Company or its Subsidiaries to Knowledge Universe are listed on Exhibit 11.3 (and all of such amounts are currently owed to Knowledge Universe Capital Co. LLC).

                         11.3.2. All Liens and Guarantees with respect to such
                  Financing Debt.

                         11.3.3. Certain material Investments outstanding as of
                  the date hereof and all agreements which directly or indirectly require the Company or any Subsidiary to make any Investment.

                         11.3.4. All trademarks, tradenames, service marks,
                  service names and patents owned by the Company and its Subsidiaries that are registered with the federal Patent and Trademark Office (or with respect to which applications for such registration have been filed).

                         11.3.5. All copyrights owned by the Company and its
                  Subsidiaries that are registered with the federal Copyright Office.

                         11.3.6. All lock box accounts, depository accounts and
                  Cash Management Accounts owned by the Company and its Subsidiaries (and the Company and its Subsidiaries shall have no lock box accounts, depository accounts or Cash Management Accounts other than those described at Exhibit 11.3).

The Company has furnished the Agent correct and complete copies of any agreements described above in this Section 11.3 requested by the Agent. In addition, the Company has previously furnished to the Agent written evidence satisfactory to the Agent in its discretion that the Company's obligations with respect to the Cambridge Acquisition Note have been fully satisfied.

11.4. Changes in Condition. Between January 1, 2001 and the date hereof, no Material Adverse Change has occurred and between January 1, 2001 and the date hereof, neither the

Company nor any Subsidiary of the Company has entered into any material transaction outside the ordinary course of business except for the transactions contemplated by this Agreement and the Material Agreements and as otherwise disclosed in writing to the Agent.

11.5. Title to Assets. The Company and its Subsidiaries have good and marketable title to all material assets necessary for or used in the operations of their business as now conducted by them and reflected in the most recent balance sheet referred to in Section 11.2.1 (or the balance sheet most recently furnished to the Agent pursuant to Sections 10.4.1 or 10.4.2), and to all assets acquired subsequent to the date of such balance sheet, subject to no Liens except for Liens permitted by Section 10.8 and except for assets disposed of as permitted by Section 10.12.

11.6. Operations in Conformity With Law, etc. The operations of the Company and its Subsidiaries as now conducted or proposed to be conducted are not in violation of, nor is the Company or its Subsidiaries in default under, any Legal Requirement presently in effect, except for such violations and defaults as do not and shall not, in the aggregate, result, or create a material risk of resulting, in any Material Adverse Change. The Company has received no notice of any such violation or default and has no knowledge of any basis on which the operations of the Company or its Subsidiaries, as now conducted and as currently proposed to be conducted after the date hereof, would be held so as to violate or to give rise to any such violation or default.

11.7. Litigation. Except as set forth on Exhibit 11.7, no litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the Company or any Guarantor, threatened which involves any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or creates a material risk of resulting, in any Material Adverse Change or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. Except as set forth on Exhibit 11.7, no judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds the Company or any of its Subsidiaries which has resulted, or creates a material risk of resulting, in any Material Adverse Change.

11.8. Authorization and Enforceability. Each of the Company and each other Obligor has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. No consent of stockholders of the Company is necessary in order to authorize the execution, delivery or performance of this Agreement or any other Credit Document to which the Company is party. Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of each Obligor party thereto and is enforceable against such Obligor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

11.9. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with the Credit Security, nor the consummation of any transaction referred to in or contemplated by this

Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this Agreement or any other Credit Document has constituted or resulted in or shall constitute or result in:

               (a) any breach or termination of the provisions of any agreement, instrument, deed or lease which is material to the Company and its Subsidiaries, taken as a whole, or which would have a material adverse effect on the rights of the Lenders under the Credit Documents, to which the Company, any of its Subsidiaries or any other Obligor is a party or by which it is bound, or of the Charter or By-laws of the Company, any of its Subsidiaries or any other Obligor;

               (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company, any of its Subsidiaries or any other Obligor;

               (c) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Credit Security which secure the Credit Obligations) upon any of the assets of the Company, any of its Subsidiaries or any other Obligor; or

               (d) any redemption, retirement or other repurchase obligation of the Company, any of its Subsidiaries or any other Obligor under any Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company, any of its Subsidiaries or any other Obligor in connection with the execution, delivery and performance of this Agreement or any other Credit Document, the transactions contemplated hereby or thereby, the making of any borrowing hereunder, the guaranteeing of the Credit Obligations or the securing of the Credit Obligations with the Credit Security (other than filings necessary to perfect the Agent's security interest in the Credit Security).

11.10. Defaults. Except as provided in this Agreement, neither the Company nor any of its Subsidiaries is in default under any provision of its Charter or By-laws or of this Agreement or any other Credit Document. Neither the Company nor any of its Subsidiaries is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound so as to result, or create a material risk of resulting, in any Material Adverse Change.

11.11. Licenses, etc. The Company and its Subsidiaries have all patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, franchises, permits, authorizations and other rights as are reasonably necessary for the conduct of the business of the Company and its Subsidiaries as now conducted by them. All of the foregoing are in full force and effect in all material respects, and each of the Company and its Subsidiaries is in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or creates a material risk of resulting, in any Material Adverse Change. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, franchise or


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

other right or which affects the rights of any of the Company and its Subsidiaries thereunder so as to result, or to create a material risk of resulting, in any Material Adverse Change.

11.12. Tax Returns. Except as set forth on Exhibit 11.12, each of the Company and its Subsidiaries has filed all material tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to any assessment received by it, other than taxes and assessments being contested by the Company and its Subsidiaries in good faith by appropriate proceedings and for which adequate reserves have been taken in accordance with GAAP. Except as set forth on Exhibit 11.12, neither the Company nor any of its Subsidiaries knows of any material additional assessments or any basis therefor. The Company reasonably believes that the charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are adequate.

11.13.  Certain Business Representations.

                         11.13.1. Labor Relations. No dispute or controversy
                  between the Company or any of its Subsidiaries and any of their respective employees has resulted, or is reasonably likely to result, in any Material Adverse Change, and neither the Company nor any of its Subsidiaries anticipates that its relationships with its unions or employees shall result, or are reasonably likely to result, in any Material Adverse Change. The Company and each of its Subsidiaries is in compliance in all material respects with all federal and state laws with respect to (a) non-discrimination in employment with which the failure to comply, in the aggregate, has resulted, or creates a material risk of resulting, in a Material Adverse Change and (b) the payment of wages.

                         11.13.2. Antitrust. Each of the Company and its
                  Subsidiaries is in compliance in all material respects with all federal and state antitrust laws relating to its business and the geographic concentration of its business.

                         11.13.3. Intentionally Omitted.

                         11.13.4. Future Expenditures. Neither the Company nor
                  any of its Subsidiaries anticipate that the future expenditures, if any, by the Company and its Subsidiaries needed to meet the provisions of any federal, state or foreign governmental statutes, orders, rules or regulations shall be so burdensome as to result, or create a material risk of resulting, in any Material Adverse Change.

11.14. Pension Plans. Each Plan (other than a Multiemployer Plan) and, to the knowledge of the Company and its Subsidiaries, each Multiemployer Plan is in material compliance with the applicable provisions of ERISA and the Code. Each Multiemployer Plan and each Plan that constitutes a "defined benefit plan" (as defined in ERISA) are set forth in Exhibit 11.14 (as from time to time hereafter supplemented in accordance with Sections 10.4.1 and 10.4.2). Each ERISA Group Person has met all of the material funding standards applicable to all Plans that are not Multiemployer Plans, and no condition exists which would permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan under Section 4042 of

ERISA. To the knowledge of the Company and each Subsidiary, no Plan that is a Multiemployer Plan is currently insolvent or in reorganization or has been terminated within the meaning of ERISA.

11.15.  Environmental Regulations.

                         11.15.1. Environmental Compliance. Each of the Company
                  and its Subsidiaries is in compliance in all material respects with the Clean Air Act, the Federal Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, RCRA, CERCLA and any other Environmental Law in effect in any jurisdiction in which any properties of the Company or any of its Subsidiaries are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal Environmental Protection Agency and of any similar agencies in states or foreign countries in which the Company or its Subsidiaries conducts its business other than those which in the aggregate have not resulted, and do not create a material risk of resulting, in a Material Adverse Change.

                         11.15.2. Environmental Condition of Properties. To the
                  knowledge of the Company, none of the properties owned or leased by the Company or any of its Subsidiaries has been used as a treatment, storage or disposal site for Hazardous Material, other than as disclosed in Exhibit 11.15 (as from time to time hereafter supplemented in accordance with Sections 10.4.1 and 10.4.2). To the knowledge of the Company, no Hazardous Material is present in any real property currently or formerly owned or operated by the Company or any of its Subsidiaries except that which has not resulted, and does not create a material risk of resulting, in a Material Adverse Change.

11.16.  Government Regulation; Margin Stock.

                         11.16.1. Government Regulation. Neither the Company nor
                  any of its Subsidiaries, nor any Person controlling the Company or any of its Subsidiaries or under common control with the Company or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act, the Interstate Commerce Act or any statute or regulation which regulates the incurring by the Company or any of its Subsidiaries of Financing Debt as contemplated by this Agreement and the other Credit Documents.

                         11.16.2. Margin Stock. Except as set forth on Exhibit
                  11.16.2, neither the Company nor any of its Subsidiaries owns any Margin Stock; provided, however, that the value of all such Margin Stock owned by the Company and its Subsidiaries does not exceed twenty five percent (25%) of the book value of the total assets of the Company and its Subsidiaries.


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

11.17. Disclosure. Neither this Agreement nor any other Credit Document nor any financial statement, report, notice, mortgage, assignment or certificate, taken as a whole, furnished or to be furnished to the Lenders or the Agent by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

12.     Defaults.

12.1. Events of Default. The following events are referred to as "Events of Default":

                         12.1.1. Payment. The Company shall fail to make any
                  payment in respect of: (a) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of three (3) Banking Days, or (b) any Credit Obligation with respect to payments made by any Letter of Credit Issuer under any Letter of Credit or any draft drawn thereunder within three (3) Banking Days after demand therefor by such Letter of Credit Issuer (whether by loan, cash or otherwise) or (c) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

                         12.1.2. Specified Covenants. The Company or any of its
                  Subsidiaries shall fail to perform or observe any of the provisions of Section 10.4.5 or Sections 10.5 through 10.17; provided, however, that the Lenders shall not declare an Event of Default under Section 10.5 of this Agreement if such Event of Default arises solely from the Lenders having exercised their respective "Put Rights" under the warrants described at
                  Section 10.10.2 of this Agreement.

                         12.1.3. Lexecon Employees. The Company shall fail to
                  complete the Lexecon Employee Extension on or before January 1, 2003.

                         12.1.4. Intentionally Omitted.

                         12.1.5. Other Covenants. The Company, any of its
                  Subsidiaries or any other Obligor shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be rectified or cured to the written satisfaction of the Required Lenders within thirty (30) days after the earlier of (a) notice thereof by the Agent to the Company or (b) a Financial Officer shall have actual knowledge thereof.

                         12.1.6.Representations and Warranties. Any
                  representation or warranty of or with respect to the Company, any of its Subsidiaries or any other Obligor made to the Lenders or the Agent in, pursuant to or in connection with this Agreement or any other Credit Document, or in any financial


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

                  statement, report, notice, mortgage, assignment or certificate delivered to the Agent or any of the Lenders by the Company, any of its Subsidiaries or any other Obligor in connection herewith or therewith, shall be false in any material respect on the date as of which it was made.

                         12.1.7. Material Financing Debt Cross Default, etc.


               (a) The Company or any of its Subsidiaries shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Material Financing Debt;

               (b) the Company or any of its Subsidiaries shall fail to perform or observe the terms of any agreement or instrument relating to any Material Financing Debt, and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, and such failure shall permit the acceleration of such Material Financing Debt;

               (c) all or any part of any Material Financing Debt of the Company or any of its Subsidiaries shall be accelerated or shall become due or payable prior to its stated maturity (except with respect to voluntary prepayments thereof) for any reason whatsoever;

               (d) any Lien on any property of the Company or any of its Subsidiaries securing any Material Financing Debt shall be enforced by foreclosure or similar action; or

               (e) any holder of any Material Financing Debt shall exercise any right of rescission with respect to the issuance thereof or put, mandatory prepayment or repurchase rights against any Obligor with respect to such Material Financing Debt (other than any such rights that may be satisfied with "payment in kind" notes or other similar securities).

                         12.1.8. Ownership; Liquidation; etc. Except as
                  permitted by Section 10.12:

               (a) the Company shall cease to own, directly or indirectly, all the capital stock of its Subsidiaries, except (i) to the extent permitted by Section 10.12.1, (ii) shares of Sibson Canada owned by third parties as of the date hereof and (iii) as permitted pursuant to
        Section 10.9; or

               (b) Knowledge Enterprises and its Affiliates shall cease to own voting stock necessary to elect a majority of the members of the Company's board of directors, other than as a result of stock issuances by the Company; or

               (c) a majority of the board of directors of the Company shall be neither (i) nominated or approved in advance by the board of directors of the Company nor (ii) appointed or approved in advance by directors so nominated or approved; or


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

               (d) any Person, together with "affiliates" and "associates" of such Person within the meaning of Rule 12b-2 of the Exchange Act, or any "group" including such Person under Sections 13(d) and 14(d) of the Exchange Act, other than the Persons described in paragraph (b) above, shall acquire after the date hereof (i) beneficial ownership within the meaning of Rule 13d-3 of the Exchange Act of thirty three percent (33%) or more of either the voting stock or total equity capital of the Company or (ii) direct or indirect control of the Company through a shareholder, voting or similar agreement or arrangement; or

               (e) except for Immaterial Subsidiaries, the Company or any of its Subsidiaries or any other Obligor shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

                         12.1.9. Enforceability, etc. Any Credit Document shall
                  cease for any reason (other than the scheduled termination thereof in accordance with its terms) to be enforceable in accordance with its terms or in full force and effect; or any party to any Credit Document shall so assert in a judicial or similar proceeding; or the security interests created by this Agreement or any other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby, except to the extent that any such loss of perfection or priority results (a) from the failure of the Agent to maintain possession of certificates representing securities pledged under the Credit Documents or (b) from any gross negligence or willful misconduct of the Agent.

                         12.1.10. Judgments. A final judgment (a) which, with
                  other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $500,000 in excess of applicable insurance coverage shall be rendered against the Company or any of its Subsidiaries, or (b) which grants injunctive relief that results, or creates a material risk of resulting, in a Material Adverse Change and in either case if
                  (i) within forty five (45) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within forty five (45) days after the expiration of any such stay, such judgment shall not have been discharged.

                         12.1.11. ERISA. Any "reportable event" (as defined in
                  section 4043 of ERISA) shall have occurred that reasonably could be expected to result in termination of a Plan or the appointment by the appropriate United States District Court of a trustee to administer any Plan or the imposition of a Lien in favor of a Plan; or any ERISA Group Person shall fail to pay when due amounts aggregating in excess of $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any ERISA Group Person or administrator; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against any ERISA Group Person to enforce Section 515 or 4219(c)(5) of ERISA and such


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

                  proceeding shall not have been dismissed within forty five
                  (45) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated.

                         12.1.12. Bankruptcy, etc. The Company, any of its
                  Subsidiaries or any other Obligor shall:

               (a) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

               (b) (i) have tided against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been dismissed within sixty (60) days after the date on which such petition is filed, or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided, or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

               (c) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

               (d) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

               (e) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

12.2. Certain Actions Following an Event of Default. If any one or more Events of Default shall occur and be continuing, then in each and every such case:

                         12.2.1. Terminate Obligation to Extend Credit. Upon
                  written request of the Required Lenders, the Agent shall terminate the obligations of the Lenders to make any further extensions of credit under the Credit Documents by furnishing notice of such termination to the Company; provided, however, that if a Bankruptcy Default shall have occurred, the obligations of the Lenders to make any further extensions of credit under the Credit Documents shall automatically terminate.

                         12.2.2. Specific Performance; Exercise of Rights. Upon
                  written request of the Required Lenders, the Agent shall proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate


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

                  proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document (other than Hedge Agreements from time to time in effect) or in any instrument or assignment delivered to the Lenders pursuant to this Agreement or any other Credit Document (other than Hedge Agreements from time to time in effect), or in aid of the exercise of any power granted in this Agreement or any other Credit Document (other than Hedge Agreements from time to time in effect) or any such instrument or assignment.

                         12.2.3. Acceleration. Upon written request of the
                  Required Lenders, the Agent shall by notice in writing to the Company (a) declare all or any part of the unpaid balance of the Credit Obligations (other than amounts under Hedge Agreements from time to time in effect) then outstanding to be immediately due and payable, and (b) require the Company immediately to deposit with the Agent in cash an amount equal to the then Letter of Credit Exposure (which cash shall be held and applied as provided in Section 4.4), and thereupon such unpaid balance or part thereof and such amount equal to the Letter of Credit Exposure shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Credit Obligations (other than amounts under Hedge Agreements from time to time in effect) shall automatically become immediately due and payable.

                         12.2.4. Enforcement of Payment; Credit Security;
                  Setoff. Upon written request of the Required Lenders, the Agent shall proceed to enforce payment of the Credit Obligations in such manner as it may elect, to cancel, or instruct other Letter of Credit Issuers to cancel, any outstanding Letters of Credit which permit the cancellation thereof and to realize upon any and all rights in the Credit Security. The Lenders may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any Indebtedness from the Lenders to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, regardless of the adequacy of any security for the Credit Obligations. The Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.

                         12.2.5. Cumulative Remedies. To the extent not
                  prohibited by applicable law which cannot be waived, all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.

12.3. Annulment of Defaults. Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of the Credit Documents (other than Hedge Agreements from time to time in effect) until the Required Lenders or the Agent (with the consent of the Required Lenders) shall have waived such Event of Default in writing, stated in writing that the same has been cured to such Lenders' reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which


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

time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the Lenders or the Agent shall extend to or affect any subsequent Event of Default or impair any rights of the Lenders upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

12.4. Waivers. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, each of the Company and the other Obligors waives:

               (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

               (b) any requirement of diligence or promptness on the part of the Agent or any Lender in the enforcement of its rights under this Agreement or any other Credit Document;

               (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

               (d) any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement or any other Credit Document or with respect to the Credit Obligations.

13.     Expenses; Indemnity; Release of Claims.

13.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay:

               (a) all reasonable expenses of the Agent and the Syndication Agent (including the out-of-pocket expenses related to forming the group of Lenders and reasonable fees and disbursements of the counsel to the Agent and the Syndication Agent) in connection with the negotiation, preparation and duplication of this Agreement and each other Credit Document, examinations by, and reports of, the Agent's commercial financial examiners, fixed asset appraisers and environmental consultants, the transactions contemplated hereby and thereby and amendments, waivers, consents and other operations hereunder and thereunder;

               (b) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit Document, any Credit Security or the incurrence of the Credit Obligations; and

               (c) all other reasonable expenses incurred by the Agent, the Lenders or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document or any work-out negotiations relating to the Credit Obligations, including costs of collection and reasonable attorneys' fees (including a reasonable allowance for the hourly cost of attorneys employed by the Lenders on a salaried basis) and expenses.


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

13.2. General Indemnity. The Company and each Guarantor hereby each indemnifies the Lenders and the Agent and holds them harmless from any liability, loss or damage resulting from the violation by the Company of Section
2.4. In addition, the Company hereby indemnifies each Lender, the Agent, the Syndication Agent, each of the Lenders' or the Agent's or the Syndication Agent's directors, officers, employees, agents, attorneys, accountants, consultants and each Person, if any, who controls any Lender or the Agent (each Lender, the Agent and each of such directors, officers, employees, agents, attorneys, accountants, consultants and control Persons is referred to as an "Indemnified Party") and holds each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party relating to, arising out of or by reason of this Agreement or any other Credit Document in connection with (a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Company or any of its Subsidiaries or their Affiliates, (b) any litigation or investigation involving the Company, any of its Subsidiaries or their Affiliates, or any officer, director or employee thereof, (c) the existence or exercise of any security rights with respect to the Credit Security in accordance with the Credit Documents, or (d) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply (i) to litigation commenced by the Company against the Lenders or the Agent or the Syndication Agent which seeks enforcement of any of the rights of the Company hereunder or under any other Credit Document and is determined adversely to the Lenders or the Agent or the Syndication Agent in a final nonappealable judgment or (ii) to the extent such claims, damages, liabilities and expenses result from the Indemnified Party's own gross negligence or willful misconduct. THE COMPANY EXPRESSLY ACKNOWLEDGES THAT IT MAY BE REQUIRED TO INDEMNIFY PERSONS AGAINST THEIR OWN NEGLIGENCE.

13.3. Indemnity With Respect to Letters of Credit. The Company and each Guarantor hereby each indemnifies each Letter of Credit Issuer and its correspondents and holds each of them harmless from and against any and all claims, losses, liabilities, damages and reasonable expenses (including reasonable attorneys' fees) arising from or in connection with any Letter of Credit, including any such claim, loss, liability, damage or expense arising out of any transfer, sale, delivery, surrender or endorsement of any invoice, bill of lading, warehouse receipt or other document at any time held by the Agent, such Letter of Credit Issuer or held for their respective accounts by any of their correspondents, in connection with any Letter of Credit, except to the extent such claims, losses, liabilities, damages and expenses result from gross negligence or willful misconduct on the part of the Agent or any other Letter of Credit Issuer.

13.4. Release of Claims. The Company and each Guarantor hereby each releases, waives and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which it has, may have, or might assert now or in the future against the Agent or the Lenders and/or their respective, parents, affiliates, participants, affiliates, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Agreement with respect to the Credit Obligations, the Credit Documents and/or the administration thereof or the obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any Credit Obligations; or (iii) any thing or matter related to any of the foregoing. The inclusion of this paragraph in this Agreement, and the execution of this Agreement by the Agent or the Lenders, does not constitute an acknowledgment or admission by the Agent or any Lender of liability for any matter, or a precedent upon which liability may be asserted.

14.     Operations; Agent.

14.1. Interests in Credits. The Percentage Interest of each Lender in the respective portions of the Loan and Letter of Credit Exposure, and the related Commitments, shall be computed based on the maximum principal amount for each Lender as set forth in the Register, as from time to time in effect. The current Percentage Interests are set forth in Exhibit 14.1, which may be updated by the Agent from time to time to conform to the Register.

14.2. Agent's Authority to Act, etc. Each of the Lenders appoints and authorizes Fleet to act for the Lenders as the Lenders' Agent in connection with the transactions contemplated by this Agreement and the other Credit Documents (other than Hedge Agreements from time to time in effect) on the terms set forth herein. All action in connection with the enforcement of, or the exercise of any remedies (other than the Lenders' rights of set-off as provided in Section
12.2.4 or in any Credit Document) in respect of the Credit Obligations and Credit Documents shall be taken by the Agent.

14.3. Company to Pay Agent, etc. The Company and each Guarantor shall be fully protected in making all payments in respect of the Credit Obligations (other than payments under Hedge Agreements from time to time in effect) to the Agent, in relying upon consents, modifications and amendments executed by the Agent purportedly on the Lenders' behalf, and in dealing with the Agent as herein provided. The Agent may charge the accounts of the Company, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loan, any amounts paid by the Letter of Credit Issuers to third parties under Letters of Credit or drafts presented thereunder, commitment fees, Letter of Credit fees and all other fees and amounts owing under any Credit Document (other than Hedge Agreements from time to time in effect).

14.4.   Lender Operations for Advances, Letters of Credit, etc.

                  14.4.1. Advances. On each Closing Date, each Lender shall advance to the Agent in immediately available funds such Lender's Percentage Interest in the portion of the Loan advanced on such Closing Date prior to 12:00 noon (Boston time). If such funds are not received at such time, but all applicable conditions set forth in Section 9 have been satisfied, each Lender authorizes and requests the Agent to advance for the Lender's account, pursuant to the terms hereof, the Lender's respective Percentage Interest in such portion of the Loan and agrees to reimburse the Agent in immediately available funds for the amount thereof prior to 2:00 p.m. (Boston time) on the


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                  day any portion of the Loan is advanced hereunder; provided, however, that the Agent is not authorized to make any such advance for the account of any Lender who has previously notified the Agent in writing that such Lender shall not be performing its obligations to make further advances hereunder; and provided, further, that the Agent shall be under no obligation to make any such advance.

                         14.4.2. Letters of Credit. Each of the Lenders
                  authorizes and requests each Letter of Credit Issuer to issue the Letters of Credit provided for in Section 2.3 and to grant each Lender a participation in each of such Letters of Credit in an amount equal to its Percentage Interest in the amount of each such Letter of Credit. Promptly upon the request of the Letter of Credit Issuer, each Lender shall reimburse the Letter of Credit Issuer in immediately available funds for such Lender's Percentage Interest in the amount of all obligations to third parties incurred by the Letter of Credit Issuer in respect of each Letter of Credit and each draft accepted under a Letter of Credit to the extent not reimbursed by the Company by 2:00 p.m. (Boston time) on the Banking Day when due. The Letter of Credit Issuer shall notify each Lender of the issuance of any Letter of Credit, the amount and date of payment of any draft drawn or accepted under a Letter of Credit and whether in connection with the payment of any such draft the amount thereof was added to the Revolving Loan or was reimbursed by the Company.

                         14.4.3. Agent to Allocate Payments, etc. All payments
                  of principal and interest in respect of the extensions of credit made pursuant to this Agreement, reimbursement of amounts paid by any Letter of Credit Issuer to third parties under Letters of Credit or drafts presented thereunder, commitment fees, Letter of Credit fees and other fees under this Agreement shall, as a matter of convenience, be made by the Company and the Guarantors to the Agent in immediately available funds by noon (Boston time) on any Banking Day. The share of each Lender shall be credited to such Lender by the Agent in immediately available funds by 2:00 p.m. (Boston time) on such Banking Day in such manner that the principal amount of the Credit Obligations to be paid shall be paid proportionately in accordance with the Lenders' respective Percentage Interests in such Credit Obligations, except as otherwise provided in this Agreement. Under no circumstances shall any Lender be required to produce or present its Notes as evidence of its interests in the Credit Obligations in any action or proceeding relating to the Credit Obligations.

                         14.4.4.Nonperforming Lenders. In the event that any
                  Lender fails to reimburse the Agent pursuant to Sections
                  14.4.1 or 14.4.2 for the Percentage Interest of such lender (a "Nonperforming Lender") in any credit advanced by the Agent pursuant hereto, overdue amounts (the "Delinquent Payment") due from the Nonperforming Lender to the Agent shall bear interest, payable by the Nonperforming Lender on demand, at a per annum rate equal to (a) the Federal Funds Rate for the first three (3) days overdue and (b) the sum of two percent


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                  (2%) plus the Federal Funds Rate for any longer period. Such interest shall be payable to the Agent for its own account for the period commencing on the date of the Delinquent Payment and ending on the date the Nonperforming Lender reimburses the Agent on account of the Delinquent Payment (to the extent not paid by any Obligor as provided below) and the accrued interest thereon (the "Delinquency Period"), whether pursuant to the assignments referred to below or otherwise. Upon notice by the Agent, the Company shall pay to the Agent the principal (but not the interest) portion of the Delinquent Payment; provided that such Delinquent Payment has been outstanding for no fewer than three (3) days. During the Delinquency Period, in order to make reimbursements for the Delinquent Payment and accrued interest thereon, the Nonperforming Lender shall be deemed to have assigned to the Agent all interest, commitment fees and other payments made by the Company under Section 3 that would have thereafter otherwise been payable under the Credit Documents to the Nonperforming Lender. During any period in which any Nonperforming Lender is not performing its obligations to extend credit under Section 2, the Nonperforming Lender shall be deemed to have assigned to each Lender that is not a Nonperforming Lender (a "Performing Lender") all principal and other payments made by the Company under Section 4 that would have thereafter otherwise been payable under the Credit Documents to the Nonperforming Lender. The Agent shall credit a portion of such payments to each Performing Lender in an amount equal to the Percentage Interest of such Performing Lender in an amount equal to the Percentage Interest of such Performing Lender divided by one minus the Percentage Interest of the Nonperforming Lender until the respective portions of the Loan owed to all the Lenders are the same as the Percentage Interests of the Lenders immediately prior to the failure of the Nonperforming Lender to perform its obligations under Section 2. The foregoing provisions shall be in addition to any other remedies the Agent, the Performing Lenders or the Company may have under law or equity against the Nonperforming Lender as a result of the Delinquent Payment as a result of its failure to perform its obligations under Section 2.

14.5. Sharing of Payments, etc. Each Lender agrees that (a) if by exercising any right of set-off or counterclaim or otherwise, it shall receive payment of
(i) a proportion of the aggregate amount due with respect to its Percentage Interest in the Loan and Letter of Credit Exposure which is greater than (ii) the proportion received by any other Lender in respect of the aggregate amount due with respect to such other Lender's Percentage Interest in the Loan and Letter of Credit Exposure and (b) if such inequality shall continue for more than ten (10) days, the Lender receiving such proportionately greater payment shall purchase participations in the Percentage Interests in the Loan and Letter of Credit Exposure held by the other Lenders, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event the unequal payment originally received is recovered from such Lender through bankruptcy proceedings or otherwise), as may be required so that all such payments of principal and interest with respect to the Loan and Letter of Credit Exposure held by the Lenders shall be shared by the Lenders pro rata in accordance with their respective Percentage Interests; provided, however, that this Section 14.5 shall not impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount


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subject to such exercise to the payment of Indebtedness of any Obligor other than such Obligor's Indebtedness with respect to the Loan and Letter of Credit Exposure. Each Lender that grants a participation in the Credit Obligations to a Credit Participant shall require as a condition to the granting of such participation that such Credit Participant agree to share payments received in respect of the Credit Obligations as provided in this Section 14.5. The provisions of this Section 14.5 are for the sole and exclusive benefit of the Lenders and no failure of any Lender to comply with the terms hereof shall be available to any Obligor as a defense to the payment of the Credit Obligations.

14.6. Agent's Resignation. The Agent may resign at any time by giving at least sixty (60) days' prior written notice of its intention to do so to each of the Lenders and the Company and upon the appointment by the Required Lenders of a successor Agent; provided, however, that Bank of America, N.A. shall have the right of first refusal with respect to such appointment. If no successor Agent shall have been so appointed and shall have accepted such appointment within forty five (45) days after the retiring Agent's giving of such notice of resignation, then the retiring Agent may appoint a successor Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $100,000,000; provided, however, that any successor Agent appointed under this sentence may be removed upon the written request of the Required Lenders, which request shall also appoint a successor Agent. Upon the appointment of a new Agent hereunder, the term "Agent" shall for all purposes of this Agreement thereafter mean such successor. After any retiring Agent's resignation hereunder as Agent, or the removal hereunder of any successor Agent, the provisions of this Agreement shall continue to inure to the benefit of such retiring or removed Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

14.7.   Concerning the Agent.

                         14.7.1. Action in Good Faith, etc. The Agent and its
                  officers, directors, employees and agents shall be under no liability to any of the Lenders or to any future holder of any interest in the Credit Obligations for any action or failure to act taken or suffered in good faith, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in good faith. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Agent by the Required Lenders.

                         14.7.2. No Implied Duties, etc. The Agent shall have
                  and may exercise such powers as are specifically delegated to the Agent under this Agreement or any other Credit Document together with all other powers incidental thereto. The Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Credit Document except for action specifically provided for in this Agreement or any other Credit Document to be taken by the Agent.

                         14.7.3. Validity, etc. The Agent shall not be
                  responsible to any Lender or any future holder of any interest in the Credit Obligations (a) for the


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                  legality, Validity, enforceability or effectiveness of this
                  Agreement or any other Credit Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Credit Document, (c) for the existence or value of any assets included in any security for the Credit Obligations, (d) for the effectiveness of any Lien purported to be included in the Credit Security, (e) for the specification or failure to specify any particular assets to be included in the Credit Security, or (f) unless the Agent shall have failed to comply with Section 14.7.1, for the perfection of the security interests in the Credit Security.

                         14.7.4. Compliance. The Agent shall not be obligated to
                  ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Credit Document; and in connection with any extension of credit under this Agreement or any other Credit Document, the Agent shall be fully protected in relying on a certificate of the Company as to the fulfillment by the Company of any conditions to such extension of credit.

                         14.7.5. Employment of Agents and Counsel. The Agent may
                  execute any of its duties as Agent under this Agreement or any other Credit Document by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the Lenders, the Company or any other Obligor for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent acting in good faith. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under any other Credit Document.

                         14.7.6. Reliance on Documents and Counsel. The Agent
                  shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon an opinion or the advice of counsel selected by the Agent.

                         14.7.7. Agent's Reimbursement. Each of the Lenders
                  severally agrees to reimburse the Agent, pro rata in accordance with such Lender's Percentage Interest, for any reasonable expenses not reimbursed by the Company or the Guarantors (without limiting the obligation of the Company or the Guarantors to make such reimbursement): (a) for which the Agent is entitled to reimbursement by the Company or the Guarantors under this Agreement or any other Credit Document, and (b) after the occurrence and during the continuance of a Default, for any other reasonable expenses incurred by the Agent on the Lenders' behalf in connection with the enforcement of the Lenders' rights under this Agreement or any other Credit Document; provided, however, that the Agent shall not be reimbursed for any such expenses arising as a result of its gross negligence or willful misconduct.


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14.8.   Rights as a Lender. With respect to any credit extended by it hereunder,
Fleet shall have the same rights, obligations and powers hereunder as any other Lender and may exercise such rights and powers as though it were not the Agent, and unless the context otherwise specifies, Fleet shall be treated in its individual capacity as though it were not the Agent hereunder. Without limiting the generality of the foregoing, the Percentage Interest of Fleet shall be included in any computations of Percentage Interests. Fleet and its Affiliates may accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with the Company, any of its Subsidiaries or any Affiliate of any of them and any Person who may do business with or own an equity interest in the Company, any of its Subsidiaries or any Affiliate of any of them, all as if Fleet were not the Agent and without any duty to account therefor to the other Lenders.

14.9. Independent Credit Decision. Each of the Lenders acknowledges that it has independently and without reliance upon the Agent, based on the financial statements and other documents referred to in Section 11.2, on the other representations and warranties contained herein and on such other information with respect to the Company and its Subsidiaries as such Lender deemed appropriate, made such Lender's own credit analysis and decision to enter into this Agreement and to make the extensions of credit provided for hereunder. Each Lender represents to the Agent that such Lender shall continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Credit Document. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender, and no act by the Agent taken under this Agreement or any other Credit Document, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent. Except for notices, reports and other documents expressly required to be furnished to each Lender by the Agent under this Agreement or any other Credit Document, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or creditworthiness of the Company or any Subsidiary which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

14.10. Indemnification. The Lenders shall severally indemnify the Agent and its officers, directors, employees, agents, attorneys, accountants, consultants and controlling Persons (to the extent not reimbursed by the Obligors and without limiting the obligation of any of the Obligors to do so), pro rata in accordance with their respective Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent or such Persons relating to or arising out of this Agreement, any other Credit Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Agent in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions which are taken by the Agent with gross negligence or willful misconduct.

15. Successors and Assigns; Lender Assignments and Participations. Any reference in this Agreement or any other Credit Document to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the


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Company, the other Obligors, the Agent or the Lenders that are contained in this
Agreement or any other Credit Document shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Company and its Subsidiaries may not assign their rights or obligations under this Agreement or any other Credit Document except for mergers or liquidations permitted by Section 10.12, and (b) the Lenders shall be not entitled to assign their respective Percentage Interests in the credits extended hereunder or their Commitments except as set forth below in this Section 15 (provided, however, that this Section 15 shall be solely for the benefit of the Lenders and shall confer no rights in or benefits upon the Company).

15.1.   Assignments by Lenders.

                         15.1.1. Assignees and Assignment Procedures. Each
                  Lender may, in compliance with applicable laws in connection with such assignment, but without the consent of the Company, assign to one or more Eligible Assignees (each, an "Assignee") all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents, including all or a portion, which must be pro rata between the Revolving Loan, the Term Loan and the Letter of Credit Exposure, of its Commitment, the portions of the Loan and Letter of Credit Exposure at the time owing to it and any Notes held by it, but excluding its rights and obligations as a Letter of Credit Issuer; provided, however, that:

                      (i) the aggregate amount of the Commitment of the
               assigning Lender subject to each such assignment to any Assignee other than another Lender, a Related Fund or an Affiliate of a Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be not less than $5,000,000 and in increments of $1,000,000 (or, if less, the entire remaining amount of the assigning Lender's Commitment); and

                      (ii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance (the "Assignment and Acceptance") substantially in the form of Exhibit 15.1.1, together with the Note subject to such assignment and, except in the event of a transfer pursuant to Section 15.3, a processing and recordation fee of $2,500 payable to the Agent by the assigning Lender (or as the assigning Lender and the Assignee may otherwise agree between themselves).

        Upon acceptance and recording pursuant to Section 15.1.4, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five (5) Banking Days after the execution thereof unless waived by the Agent):

               (A) the Assignee shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and

               (B) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an


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                      Assignment and Acceptance covering all or the remaining
                      portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.5 and 13, as well as to any fees accrued for its account hereunder and not yet paid).

                         15.1.2. Terms of Assignment and Acceptance. By
                  executing and delivering an Assignment and Acceptance, the assigning Lender and the Assignee shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

               (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

               (b) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries or the performance or observance by the Company or any of its Subsidiaries of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

               (c) such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 11.2 or Section 10.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

               (d) such Assignee shall independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

               (e) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

               (f) such Assignee agrees that it shall perform in accordance with the terms of this Agreement all the obligations which are required to be performed by it as a Lender.

                         15.1.3. Register. The Agent shall maintain at the
                  Boston Office (for this limited purpose, also as agent for the Company) a register (the "Register") for the recordation of
                  (a) the names and addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an


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                  assignment under Section 15.1.1, (b) the Percentage Interest of each such Lender as set forth in Exhibit 14.1 and (c) the amount of the Loan and Letter of Credit Exposure owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                         15.1.4. Acceptance of Assignment and Assumption. Upon
                  its receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee (and any necessary consent of the Agent and the Company) together with the processing and recordation fee referred to in Section 15.1.1 and, to the extent necessary, the Note being assigned, the Agent shall (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register and
                  (c) give prompt notice thereof to the Company. Within five (5) Banking Days after receipt of notice, the Company, at its own expense, shall execute and deliver to the Agent (in exchange for the surrendered Note if such Note must be surrendered or reissued as a result of such assignment) a new Note to the order of such Assignee in a principal amount equal to the applicable Commitment and Loan assumed by it pursuant to such Assignment and Acceptance. If the assigning Lender has retained a Commitment and Loan, its Note shall be deemed to be then outstanding in a principal amount equal to the applicable Commitment and Loan retained by it.

                         15.1.5. Federal Reserve Bank. Notwithstanding the
                  foregoing provisions of this Section 11 (without the consent of or notice to the Agent or the Company), any Lender may at any time pledge all or any portion of such Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank or, in the case of any Lender that is a fund, to the trustee of such fund to support the fund's obligations to such trustee; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Credit Document.

                         15.1.6. Further Assurances. The Company and its
                  Subsidiaries shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

15.2. Credit Participants. Each Lender may, without the consent of the Company or the Agent, in compliance with applicable laws in connection with such participation, sell to one or more commercial banks, other financial institutions or funds in the business of making or purchasing loans similar to the Credit Obligations (each a "Credit Participant") participations in all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, the Loan and Letter of Credit Exposure owing to it and the Notes held by it); provided, however, that:


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

               (a) such Lender's obligations under this Agreement shall remain unchanged;

               (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

               (c) the Credit Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 3.5 and 13, but shall not be entitled to receive any greater payment thereunder than the selling Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; and

               (d) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and, under any agreements between such Lender and such Credit Participant, such Lender shall retain the sole right as one of the Lenders to vote (and to determine how to vote) with respect to the enforcement of the obligations of the Obligors relating to the Loan and Letter of Credit Exposure and the approval of any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications, consents or waivers described in clause (b) of the proviso to Section 19.1, with respect to which the Credit Participant may determine how to vote).

Each Obligor agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender pursuant to Section 14.5 may exercise all rights of payment (including the right of set-off), with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Obligors and a Lender hereunder in the amount of such participation; provided, however, that such Credit Participant may only exercise its rights of payment if the Company has been notified that such Person is a Credit Participant.

15.3. Replacement of Lender. In the event that any Lender or, to the extent applicable, any Credit Participant (the "Affected Lender"):

               (a) fails to perform its obligations to fund any portion of the Loan or to issue any Letter of Credit on any Closing Date when required to do so by the terms of the Credit Documents;

               (b) demands payment under the provisions of Section 3.5 in an amount materially in excess of the amounts with respect thereto demanded by the other Lenders; or

               (c) refuses to consent to a proposed amendment, modification, waiver or other action requiring consent of the holders of one hundred percent (100%) of the Percentage Interests under Section 19.1 that is consented to by Lenders owning at least eighty percent (80%) of the Percentage Interests;

then, so long as no Event of Default exists, the Company shall have the right to seek a replacement lender which is reasonably satisfactory to the Agent (the "Replacement Lender"). The Replacement Lender shall purchase the interests of the Affected Lender in the Loan, Letters of Credit and its Commitment and shall assume the obligations of the Affected Lender hereunder


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

and under the other Credit Documents upon execution by the Replacement Lender of an Assignment and Acceptance and the tender by it to the Affected Lender of a purchase price agreed between it and the Affected Lender (or, if they are unable to agree, a purchase price in the amount of the Affected Lender's Percentage Interest in the Loan and Letter of Credit Exposure, or appropriate credit support for contingent amounts included therein, and all other outstanding Credit Obligations then owed to the Affected Lender). No assignment fee pursuant to Section 15.1.1(ii) shall be required in connection with such assignment. Upon consummation of such assignment, the Replacement Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of the Affected Lender under this Agreement and the other Credit Documents with a Percentage Interest equal to the Percentage Interest of the Affected Lender, the Affected Lender shall be released from its obligations hereunder and under the other Credit Documents, and no further consent or action by any party shall be required. Upon the consummation of such assignment, the Company, the Agent and the Affected Lender shall make appropriate arrangements so that a new Note is issued to the Replacement Lender if it has acquired a portion of the Loan. The Company and the Guarantors shall sign such documents and take such other actions reasonably requested by the Replacement Lender to enable it to share in the benefits of the rights created by the Credit Documents. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 15.3, the Company shall continue to pay to the Affected Lender any Credit Obligations as they become due and payable.

16. Confidentiality. Each Lender shall make no disclosure of confidential information furnished to it by the Company or any of its Subsidiaries unless such information shall have become public (unless such information has become public as a result of a violation of this Section 16), except:

               (a) in connection with operations under or the enforcement of this Agreement or any other Credit Document to Persons who have a reasonable need to be furnished such confidential information in connection with the administration or other actions related to this Agreement and who agree, in a commercially customary manner, to comply with the restrictions contained in this Section 16 with respect to such information;

               (b) pursuant to any statutory or regulatory requirement or any mandatory court order, subpoena or other legal process;

               (c) to any parent or corporate Affiliate of such Lender or to any Credit Participant, proposed Credit Participant or proposed Assignee in connection with the administration or other actions related to this Agreement; provided, however, that any such Person shall agree, in a commercially customary manner, to comply with the restrictions set forth in this Section 16 with respect to such information;

               (d) to its independent counsel, auditors and other professional advisors in connection with the administration or other actions related to this Agreement with instruction to such Person to keep such information confidential; and

               (e) with the prior written consent of the Company, to any other Person.


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

17. Foreign Lenders. If any Lender is not created or organized in, or under the laws of, the United States of America or any state thereof, such Lender shall deliver to the Company and the Agent the forms described in one of the following two clauses:

               (a) Two fully completed and duly executed United States Internal Revenue Service Form 1001 or 4224 or any successor form, as the case may be, certifying that such Lender is entitled to receive payments of the Credit Obligations payable to it without deduction or withholding of any United States federal income taxes; or

               (b) A statement, executed by such Lender under penalty of perjury, certifying that such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and two fully completed and duly executed United States Internal Revenue Service Forms W-8 or any successor form, certifying that such Lender is not a "United States person" within the meaning of Section 7701(a)(30) of the Code.

Each Lender that delivers any form or statement pursuant to this Section 17 further undertakes to renew such forms and statements by delivering to the Company and the Agent any updated form, successor form or other certification, as the case may be, on or before the date that any form or statement previously delivered pursuant to this Section 17 expires or becomes obsolete or after the occurrence of any event requiring a change in such most recent form or statement. If at any time the Company and the Agent have not received all forms and statements (including any renewals thereof) required to be provided by any Lender pursuant to this Section 17, Section 3.5 shall not apply with respect to any amount of United States federal income taxes required to be withheld from payments of the Credit Obligations to such Lender.

18. Notices. Except as otherwise specified in this Agreement or any other Credit Document, any notice required to be given pursuant to this Agreement or any other Credit Document shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement or any other Credit Document shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (b) in the case of a letter, unless actual receipt of the notice is required by any Credit Document five (5) days shall have elapsed after the same shall have been deposited in the United States mails, with first class postage prepaid and registered or certified.

        If to the Company or any of its Subsidiaries, to it at its address set forth in Exhibit 11.1 (as supplemented pursuant to Sections 10.4.1 and 10.4.2), to the attention of the chief financial officer.

        If to any Lender or the Agent, to it at its address set forth on the signature pages of this Agreement or in the Register, with a copy to the Agent.

19.     Amendments, Consents, Waivers, etc.

19.1. Lender Consents for Amendments. Except as otherwise set forth herein, the Agent may (and upon the written request of the Required Lenders the Agent shall) take or refrain from


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

taking any action under this Agreement or any other Credit Document, including giving its written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Credit Document (other than any Hedge Agreements from time to time in effect) or any Default or Event of Default, all of which actions shall be binding upon all of the Lenders; provided, however, that:

               (a) Except as provided below, without the written consent of the Lenders owning at least a majority of the Percentage Interests (disregarding the Percentage Interest of any Nonperforming Lender so long as such Lender is treated equally with the other Lenders with respect to any actions enumerated below), no written modification of, amendment to, consent with respect to, waiver of compliance with or waiver of a Default under, any of the Credit Documents (other than any Hedge Agreements from time to time in effect) shall be made.

               (b) Without the written consent of such Lenders as own one hundred percent (100%) of the Percentage Interests (disregarding the Percentage Interest of any Nonperforming Lender so long as such Lender is treated equally with the other Lenders with respect to any actions enumerated below):

                      (i) None of the conditions specified in Section 9 shall be amended, waived or modified.

                      (ii) No release of all or substantially all of the Credit Security or release of the Company or any material Guarantor shall be made (in any event, without the written consent of the Lenders, the Agent may release particular items of Credit Security or particular Guarantors in dispositions permitted by Section 10.12, as modified by amendments thereto approved by the Required Lenders, and may release all Credit Security pursuant to Section 20.1 upon payment in full of the Credit Obligations and termination of the Commitments).

                      (iii) No incurrence or existence of any Lien on all or substantially all of the Credit Security shall be permitted (other than Liens securing the Credit Obligations).

                      (iv) No alteration shall be made of the Lenders' rights of set-off contained in Section 12.2.4.

                      (v)    No amendment to or modification of this Section
               19.1 or the definition of "Required Lenders" shall be made.

               (c) Without the written consent of each Lender that is directly affected thereby, as well as such Lenders as own at least a majority of the Percentage Interests (disregarding the Percentage Interest of any Nonperforming Lender so long as such Lender is treated equally with the other Lenders with respect to any actions enumerated below):

                      (i) No reduction shall be made in (A) the amount of principal of the Loan owing to such Lender or reimbursement obligations for payments made


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

               under Letters of Credit payable or participated to such Lender,
               (B) the interest rate on the portion of the Loan owing to such Lender or (C) the Letter of Credit fees or commitment fees owing to such Lender with respect to the credit facility provided herein (other than amendments and waivers approved by the Required Lenders that modify defined terms used in calculating the Applicable Rate or that waive an increase in the Applicable Rate as a result of an Event of Default).

                      (ii) No change shall be made in the stated, scheduled time of payment of any portion of the Loan owing to such Lender or interest thereon or reimbursement of payments made under Letters of Credit or fees relating to any of the foregoing payable to such Lender and no waiver shall be made of any Default under Section 12.1.1 with respect to such Lender (other than amendments and waivers approved by the Required Lenders that modify defined terms used in calculating the Applicable Rate).

                      (iii) No increase shall be made in the amount, or
               extension of the term, of the stated Commitments of such Lender beyond that provided for under Section 2.

               (d) Without the written consent of the Agent, no amendment or modification of any Credit Document shall affect the rights or duties of the Agent under the Credit Documents.

               (e) Without the written consent of a Letter of Credit Issuer, no amendment or modification of any Credit Document shall affect the rights or duties of such Letter of Credit Issuer under the Credit Documents.

                         19.1.2. Course of Dealing; No Implied Waivers. No
                  course of dealing between any Lender or the Agent, on one hand, and the Company or any other Obligor, on the other hand, shall operate as a waiver of any of the Lenders' or the Agent's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. In particular, no delay or omission on the part of any Lender or the Agent in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Agent or the Required Lenders.

20.     General Provisions.

20.1. Defeasance. When all Credit Obligations have been paid, performed and reasonably determined by the Agent to have been indefeasibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Company hereunder or under any other Credit Document, this Agreement and the other Credit Documents shall terminate and, at


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

the Company's written request, accompanied by such certificates and other items as the Agent shall reasonably deem necessary, the Credit Security shall revert to the Obligors and the right, title and interest of the Agent and the Lenders therein shall terminate. Thereupon, on the Obligors' demand and at their cost and expense, the Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement and the other Credit Documents, and shall redeliver to the Obligors any Credit Security then in its possession; provided, however, that Sections 3.5 (for ninety (90) days after termination of this Agreement), 13, 14.7.7, 14.10, 12 and 20 shall survive the termination of this Agreement.

20.2. No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement and the other Credit Documents with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Credit Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the other Credit Documents.

20.3. Certain Obligor Acknowledgments. Each of the Company and the other Obligors acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

               (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Obligors arising out of or in connection with this Agreement or any other Credit Document, and the relationship between the Agent and Lenders, on one hand, and the Obligors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Obligors and the Lenders.

20.4. Venue; Service of Process; Certain Waivers. Each of the Company, the other Obligors, the Agent and the Lenders:

               (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof;

               (b) Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit


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

        Document, or the subject matter hereof or thereof, may not be enforced in or by such court;

               (c) Consents to service of process in any such proceeding in any manner at the time permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 18 is reasonably calculated to give actual notice; and

               (d) Waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

20.5. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY, THE OTHER OBLIGORS, THE AGENT AND THE LENDERS WAIVES, AND COVENANTS THAT IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, THE AGENT, THE COMPANY OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Company and the other Obligors acknowledges that it has been informed by the Agent that the foregoing sentence constitutes a material inducement upon which each of the Lenders has relied and will rely in entering into this Agreement and any other Credit Document. Any Lender, the Agent, the Company or any other Obligor may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Company, the other Obligors, the Agent and the Lenders to the waiver of their rights to trial by jury.

20.6. Interpretation; Governing Law; etc. Time is (and shall be) of the essence in this Agreement and the other Credit Documents. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This


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

Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

                 [THE REST OF THIS PAGE IS INTENTIONALLY BLANK.]

        Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                  NEXTERA ENTERPRISES, INC.
                                  343 Congress Street
                                  Suite 2100
                                  Boston, Massachusetts 02210
                                  Telecopy: (617) 603-3101/3202


                                  By: /s/ Michael Muldowney
                                      ---------------------------
                                      Title: CFO


                                  CE ACQUISITION CORP.
                                  ERG ACQUISITION CORP.
                                  LEXECON INC.
                                  NEONEXT LLC
                                  NETNEXT, INC.
                                  NEXTERA BUSINESS PERFORMANCE
                                   SOLUTIONS GROUP, INC.
                                  NEXTERA INTERACTIVE, INC.
                                  SCANADA, INC.
                                  NEXTERA & COMPANY, LLC
                                  NEXTERA INTERNATIONAL, LLC

                                  By: /s/ Michael Muldowney
                                      ---------------------------

                                     As an authorized officer of each of the
                                     foregoing corporations or limited liability companies

                                  FLEET NATIONAL BANK


                                  By:  /s/ M. F. O'Neill
                                      ---------------------------
                                      Title: Senior Vice President

                                  FLEET NATIONAL BANK
                                  100 Federal Street
                                  MA DE 1006A
                                  Boston, Massachusetts 02110
                                  Telecopy: (617) 434-4775


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

                                  BANK OF AMERICA , N.A.


                                  By:  /s/ Michael R. Heredia
                                      ---------------------------
                                      Title: Managing Director

                                  BANK OF AMERICA, N.A.
                                  1101 Wootton Parkway, 3rd Floor
                                  MD9-978-03-03
                                  Rockville, MD  20852
                                  Telecopy: (301) 517-3263


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